MBP DRAFT 5/9/97




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                      FIRST NATIONAL BANK OF COMMERCE
                          Transferor and Servicer


                                   and



                            ___________________
                                 Trustee



                          on behalf of the Holders

                  of the First NBC Credit Card Master Trust



                             -------------------


                       POOLING AND SERVICING AGREEMENT

                    Dated as of ________________ __, 1997



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
                        TABLE OF CONTENTS

                                                             Page


          ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . .1
               SECTION 1.1  Definitions. . . . . . . . . . . . .1
               SECTION  1.2 Other Interpretive Provisions. . . 21

          ARTICLE II  CONVEYANCE OF RECEIVABLES. . . . . . . . 22
               SECTION 2.1  Conveyance of Receivables. . . . . 22
               SECTION 2.2  Acceptance by Trustee. . . . . . . 23
               SECTION 2.3  Representations and Warranties of
                      Transferor. . . . . . . . . . . . . . .  24
               SECTION 2.4  Representations and Warranties of
                              Transferor Relating to this
                              Agreement and the Receivables .  26
               SECTION 2.5  Covenants of Transferor. . . . . . 32
               SECTION 2.6  Addition of Accounts . . . . . . . 34
               SECTION 2.7  Removal of Accounts. . . . . . . . 38
               SECTION 2.8  Discount Option. . . . . . . . . . 39
               SECTION 2.9 Additional Transferors. . . . . . . 40

          ARTICLE III  ADMINISTRATION AND SERVICING. . . . . . 40
               SECTION 3.1  Acceptance of Appointment and Other
                              Matters Relating to Servicer . . 40
               SECTION 3.2  Servicing Compensation . . . . . . 43
               SECTION 3.3  Representations, Warranties and
                              Covenants of Servicer. . . . . . 43
               SECTION 3.4  Reports and Records for Trustee. . 44
               SECTION 3.5  Annual Servicer's Certificate. . . 45
               SECTION 3.6  Annual Independent Accountants'
                              Servicing Report. . . . . . . . .45
               SECTION 3.7  Tax Treatment. . . . . . . . . . . 46
               SECTION 3.8  Notices to Transferor. . . . . . . 47
               SECTION 3.9  Reports to the Commission. . . . . 47

          ARTICLE IV  RIGHTS OF HOLDERS AND ALLOCATION AND
                         APPLICATION OF COLLECTIONS . . . . . .47
               SECTION 4.1  Rights of Holders. . . . . . . . . 47
               SECTION 4.2  Establishment of Accounts. . . . . 47
               SECTION 4.3  Collections and Allocations. . . . 50
               SECTION 4.4 Shared Principal Collections. . . . 53
               SECTION 4.5 Excess Finance Charge Collections . 54
               SECTION 4.6 Allocation of Trust Assets to
                             Series or Groups. . . . . . . . . 54

          ARTICLE V  [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED
                          IN THE SUPPLEMENT WITH RESPECT TO ANY
                      SERIES.]. . . . . . . . . . . . . . . . .55

          ARTICLE VI  THE CERTIFICATES . . . . . . . . . . . . 55
               SECTION 6.1  The Certificates . . . . . . . . . 55
               SECTION 6.2  Authentication of Certificates . . 56
               SECTION 6.3  Registration of Transfer and Exchange
                                of Certificates . . . . . . . .56
               SECTION 6.4  Mutilated, Destroyed, Lost or Stolen
                      Certificates. . . . . . . . . . . . . . .60
               SECTION 6.5  Persons Deemed Owners. . . . . . . 60
               SECTION 6.6  Appointment of Paying Agent. . . . 61
               SECTION 6.7  Access to List of Holders' Names and
                      Addresses . . . . . . . . . . . . . . . .62
               SECTION 6.8  Authenticating Agent . . . . . . . 62
               SECTION 6.9  New Issuances. . . . . . . . . . . 63
               SECTION 6.10  Book-Entry Certificates . . . . . 66
               SECTION 6.11  Notices to Clearing Agency. . . . 67
               SECTION 6.12  Definitive Certificates . . . . . 67
               SECTION 6.13  Global Certificate; Euro-Certificate
                                 Exchange Date. . . . . . . . .68
               SECTION 6.14  Meetings of Holders . . . . . . . 68

          ARTICLE VII  OTHER MATTERS RELATING TO TRANSFEROR. . 68
               SECTION 7.1  Liability of Transferor. . . . . . 68
               SECTION 7.2  Merger or Consolidation of, or
                              Assumption of the Obligations of,
                              Transferor. . . . . . . . . . . .68
               SECTION 7.3  Limitation on Liability. . . . . . 69

          ARTICLE VIII  OTHER MATTERS RELATING TO SERVICER . . 70
               SECTION 8.1  Liability of Servicer. . . . . . . 70
               SECTION 8.2  Merger or Consolidation of, or
                              Assumption of the Obligations
                              of, Servicer. . . . . . . . . . .70
               SECTION 8.3  Limitation on Liability of Servicer
                              and Others. . . . . . . . . .. . 71
               SECTION 8.4  Servicer Indemnification of the
                              Trust and Trustee . . . . . .. . 71
               SECTION 8.5  Servicer Not to Resign . . . . . . 72
               SECTION 8.6  Access to Certain Documentation
                              and Information Regarding the
                              Receivables . . . . . . . . . . .72
               SECTION 8.7  Delegation of Duties . . . . . . . 73
               SECTION 8.8  Examination of Records . . . . . . 73

          ARTICLE IX  TRUST PAY OUT EVENTS . . . . . . . . . . 73
               SECTION 9.1  Trust Pay Out Events . . . . . . . 73
               SECTION 9.2  Additional Rights Upon the
                              Occurrence of Certain Events . . 73

          ARTICLE X  SERVICER DEFAULTS . . . . . . . . . . . . 74
               SECTION 10.1  Servicer Defaults . . . . . . . . 74
               SECTION 10.2  Trustee to Act; Appointment of
                               Successor . . . . . . . . . . . 76
               SECTION 10.3  Notification to Holders . . . . . 78
               SECTION 10.4  Waiver of Past Defaults . . . . . 78

          ARTICLE XI  TRUSTEE. . . . . . . . . . . . . . . . . 78
               SECTION 11.1  Duties of Trustee . . . . . . . . 78
               SECTION 11.2  Certain Matters Affecting
                               Trustee . . . . . . . . . . . . 80
               SECTION 11.3  Trustee Not Liable for Recitals in
                               Certificates . . . . . . . . . .81
               SECTION 11.4  Trustee May Not Own Certificates. 82
               SECTION 11.5  Servicer to Pay Trustee's Fees
                               and Expenses . . . . . . . . . .82
               SECTION 11.6  Eligibility Requirements for
                               Trustee . . . . . . . . . . . . 82
               SECTION 11.7  Resignation or Removal of Trustee.83
               SECTION 11.8  Successor Trustee . . . . . . . . 83
               SECTION 11.9  Merger or Consolidation of
                               Trustee . . . . . . . . . . . . 84
               SECTION 11.10  Appointment of Co-Trustee or
                                Separate Trustee . . . . .. . .84
               SECTION 11.11  Tax Returns. . . . . . . . . . . 85
               SECTION 11.12  Trustee May Enforce Claims Without
                                Possession of Certificate. . . 86
               SECTION 11.13  Suits for Enforcement. . . . . . 86
               SECTION 11.14  Rights of Holders to Direct
                                Trustee . . . . . . . . . . . .86
               SECTION 11.15  Representations and Warranties
                                of Trustee . . . . . . . . . . 87
               SECTION 11.16  Maintenance of Office or Agency. 87

          ARTICLE XII  TERMINATION . . . . . . . . . . . . . . 87
               SECTION 12.1  Termination of Trust. . . . . . . 87
               SECTION 12.2  Optional Purchase . . . . . . . . 88
               SECTION 12.3  Final Payment with Respect to
                               any Series . . . . . . . . . . .89
               SECTION 12.4  Termination Rights of Holder of
                               Transferor Certificate. . . . . 90
               SECTION 12.5  Defeasance. . . . . . . . . . . . 90

          ARTICLE XIII  MISCELLANEOUS PROVISIONS . . . . . . . 92
               SECTION 13.1  Amendment . . . . . . . . . . . . 92
               SECTION 13.2  Protection of Right, Title and
                               Interest to Trust.. . . . . . . 93
               SECTION 13.3  Limitation on Rights of Holders . 95
               SECTION 13.4  GOVERNING LAW . . . . . . . . . . 96
               SECTION 13.5  Notices . . . . . . . . . . . . . 96
               SECTION 13.6  Severability of Provisions. . . . 96
               SECTION 13.7  Assignment. . . . . . . . . . . . 97
               SECTION 13.8  Certificates Non-Assessable and
                               Fully Paid. . . . . . . . . . . 97
               SECTION 13.9  Further Assurances. . . . . . . . 97
               SECTION 13.10  No Waiver; Cumulative Remedies . 97
               SECTION 13.11  Counterparts . . . . . . . . . . 97
               SECTION 13.12  Third-Party Beneficiaries. . . . 97
               SECTION 13.13  Actions by Holders . . . . . . . 97
               SECTION 13.14  Rule 144A Information. . . . . . 98
               SECTION 13.15  Merger and Integration . . . . . 98
               SECTION 13.16  Headings . . . . . . . . . . . . 98
               SECTION 9.2  Additional Rights Upon the
                              Occurrence of Certain Events. . .I-1

                                  EXHIBITS
          Exhibit A         Form of Transferor Certificate
          Exhibit B         Form of Assignment of Receivables in
                            Additional Accounts
          Exhibit C         Form of Monthly Servicer's Certificate
          Exhibit D         Form of Annual Servicer's Certificate
          Exhibit E         Form of Opinion of Counsel Regarding
                            Additional Accounts
          Exhibit F         Form of Annual Opinion of Counsel
          Exhibit G         Form of Reassignment of Receivables
          Exhibit H         Form of Reconveyance of Receivables
          Exhibit I         Form of Amended Section 9.2

               POOLING AND SERVICING AGREEMENT, dated as of ____________ __, 1997, by and between FIRST NATIONAL BANK OF COMMERCE, a national banking association, as Transferor and Servicer, and _________________________, a [[_____________] banking corporation], as Trustee.

               In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Holders:

          ARTICLE I  DEFINITIONS

               SECTION 1.1  Definitions. Whenever used in this
          Agreement, the following words and phrases have the meanings identified below:

               "Account" means each VISA(R), MasterCard(R)*<F7> and Private Label credit card account serviced at the New Orleans area servicing centers of Transferor, or at such other servicing center of Transferor as shall be designated by Transferor or Servicer pursuant to subsection 13.2(c), established pursuant to an Account Agreement and which is identified in an Account Schedule delivered to Trustee by Transferor pursuant to
          Section 2.1 or 2.6. The term "Account" also (i) includes each Transferred Account, (ii) includes an Additional Account only from and after its Addition Date and (iii) includes a Removed Account only prior to its Removal Date.

--------------------------------

<F7> *  VISA(R) and MasterCard(R) are registered servicemarks of
        VISA U.S.A., Inc. and of MasterCard International
        Inc., respectively. </F7>


               "Account Agreement" means the agreement between any Obligor and Transferor governing the operation of the Obligor's Account, as each such agreement may be amended, modified or otherwise changed from time to time in accordance with Section 2.5(c).

               "Account Guidelines" means Transferor's policies and procedures relating to the operation of its credit card business and the Accounts, including policies and procedures for determining the creditworthiness of Obligors, the extension of credit to Obligors and the maintenance of credit card accounts and any other Accounts and collection of credit card receivables and any other Receivables, as such policies and procedures may be amended from time to time in accordance with Section 2.5(c).

               "Account Schedule" means a computer file or microfiche list containing an accurate list of Accounts, identified by account number and setting forth the Receivable balance as of
          (a) the Cut-Off Date (for the Account Schedule delivered on the Initial Closing Date), (b) the related Addition Cut-Off Date (for any Account Schedule delivered in connection with any designation of Additional Accounts) or (c) the end of the prior Monthly Period (for any Account Schedule relating to Transferred Accounts).

               "Addition Cut-Off Date" means the date as of which any Additional Accounts or Participations are designated for inclusion in the Trust, as specified in the related
          Assignment.

               "Addition Date" means (a) as to Additional Accounts, the date on which the Receivables in such Additional Accounts are conveyed to the Trust pursuant to subsection 2.6(a) or (b), and (b) as to Participations, the date from and after which such Participations are to be included as Trust Assets pursuant to subsection 2.6(a) or (b).

               "Additional Account" is defined in subsection 2.6(a).

               "Adjusted Aggregate Investor Interest" means as of any date of determination, the sum of the "Adjusted Investor Interest" (as defined in the related Supplement) of each Series then issued and outstanding for which an Adjusted Investor Interest is specified in the related Supplement plus the sum of the Investor Interests of all other Series then issued and outstanding.

               "Adjusted Investor Interest" with respect to any Series, has the meaning specified in the related Supplement, or if not so specified, the Investor Interest of such Series.

               "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such Person.

               "Aggregate Finance Charge Receivables" means, as of any date of determination, the aggregate amount of the Finance Charge Receivables, measured for each Account as of the end of the applicable Billing Cycle ending in the Monthly Period immediately preceding such date of determination.

               "Aggregate Investor Interest" means, as of any date of determination, the sum of the Investor Interests of all Series then issued and outstanding.

               "Aggregate Investor Percentage" means, as to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, as of any date of determination, the sum (not to exceed 100%) of the relevant Investor Percentages for all Series then issued and outstanding.

               "Aggregate Principal Receivables" means the aggregate amount of the Principal Receivables, measured (a) for any date of determination prior to the Conversion Date, for each Account as of the end of the applicable Billing Cycle ending in the Monthly Period immediately preceding such date of determination and (b) for any other date of determination, as of the end of the day on such date of determination.

               "Aggregate Receivables" means, as of any date of determination, the aggregate amount of the Receivables, measured for each Account as of the end of the applicable Billing Cycle ending in the Monthly Period immediately preceding such date of determination.

               "Agreement" means this Pooling and Servicing Agreement, as amended, supplemented or otherwise modified from time to time, including by any Supplement.

               "Amortization Period" means, as to any Series or Class, any period specified in the related Supplement during which principal collections are set aside to repay the principal investment in that Series or Class (excluding repayments of a Variable Interest during its revolving period).

               "Annual Account Fee" means amounts referred to as "annual account fees," "annual fees," "annual membership fees" or "inactivity charges" (or similar terms) in the Account
          Agreement applicable to any Account.

               "Applicants" is defined in Section 6.7.

               "Assignment" is defined in subsection 2.6(d)(ii).

               "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

               "Automatic Additional Account" means Additional Accounts that are treated as Automatic Additional Accounts pursuant to subsection 2.6(c).

               "Bank Portfolio" means all VISA, MasterCard, Private Label and other revolving credit accounts owned by Transferor.

               "Bearer Certificates" is defined in Section 6.1.

               "Bearer Rules" means the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, proposed or temporary regulations.

               "Benefit Plan" is defined in subsection 6.3(e).

               "BIF" means the Bank Insurance Fund administered by the FDIC.

               "Billed Finance Charge Receivables" is defined in subsection 4.3(d).

               "Billed Principal Receivables" is defined in subsection
          4.3(d).

               "Billing Cycle" means, with respect to any Account, the monthly billing cycle for such Account, determined in accordance with the Account Guidelines.

               "Book-Entry Certificates" means certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or New Orleans, Louisiana (or, for any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

               "Cash Advance Fees" means amounts referred to as "cash advance fees," "cash access / cash advance fees," "cash access fees," "transaction fees for cash advances," or "cash advance charges" (or similar terms) in the Account Agreement applicable to any Account.

               "CEDEL" means Cedel Bank, societe anonyme.

               "Certificate" means an Investor Certificate, the Transferor Certificate or any Supplemental Certificate.

               "Certificate Owner" means the beneficial owner of a Book-Entry Certificate, as reflected on the books of the Clearing Agency or of a Person maintaining an account with the Clearing Agency (directly or as an indirect participant).

               "Certificate Register" is defined in Section 6.3.

               "Class" means any class of Investor Certificates of any Series.

               "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934.

               "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

               "Closing Date" means, for any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

               "Collected Finance Charge Receivables" is defined in subsection 4.3(d).

               "Collected Principal Receivables" is defined in subsection
          4.3(d).

               "Collection Account" is defined in subsection 4.2(a).

               "Collection Recomputation Date" is defined in subsection
          4.3(d).

               "Collections" means all payments (including Insurance Proceeds and Recoveries) received by Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or any other form of payment in accordance with the Account Agreement in effect from time to time on any Receivables.

               "Conversion Date" means the date specified in a notice from Servicer to Trustee and each Rating Agency as the date upon which Servicer elects to begin administering this Agreement on the basis of daily computations of the aggregate amounts of Principal Receivables and Finance Charge Receivables, rather than by reference to balances at the end of each Billing Cycle which ends during each Monthly Period. Any such notice shall be delivered (or not delivered) at Servicer's sole option.

               "Corporate Trust Office" means the principal office of Trustee at which at any particular time its corporate trust business is administered, which office at the date of this Agreement is located at [_______________________________].

               "Coupons" is defined in Section 6.1.

               "Credit Adjustment" is defined in subsection 4.3(c).

               "Credit Enhancement" means, as to any Series, the subordination, cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature or any other contract or agreement for the benefit of the Holders of such Series (or Holders of a Class within such Series) as designated in the applicable Supplement.

               "Credit Enhancement Provider" means, as to any Series, any Person designated as such in the related Supplement.

               "Cut-Off Date" means _______________ __, 1997.

               "Date of Processing" means, as to any transaction, the date on which such transaction is first recorded on Servicer's computer master file of VISA, Mastercard and Private Label accounts (without regard to the effective date of such recordation).

               "Default Amount" means, as to any Defaulted Account, the amount of Principal Receivables (other than Ineligible
          Receivables) in such Defaulted Account on the day it became a Defaulted Account.

               "Defaulted Account" means each Account as to which, in accordance with the Account Guidelines or Servicer's customary and usual servicing procedures for servicing credit card or other receivables comparable to the Receivables, Servicer has charged off the Receivables in such Account as uncollectible. An Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on Servicer's computer master file of VISA, MasterCard and Private Label accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

               "Defeasance" is defined in Section 12.4.

               "Defeased Series" is defined in Section 12.4.

               "Definitive Certificates" is defined in Section 6.10.

               "Depository" is defined in Section 6.10.

               "Depository Agreement" means, as to each Series (subject to the related Supplement), the agreement among Transferor, Trustee and the applicable Clearing Agency or Foreign Clearing Agency.

               "Determination Date" means, unless otherwise specified in the related Supplement, the third Business Day prior to each Transfer Date.

               "Discount Option Receivables" is defined in Section 2.8.

               "Discount Option Receivables Amount" means, on any date of determination on and after the date on which Transferor's exercise of its discount option pursuant to Section 2.8 takes effect, the excess of (a) the aggregate Discount Option Receivables created on or prior to such date (which amount, prior to the date on which Transferor's exercise of its discount option takes effect and with respect to Receivables generated prior to such date, shall be zero), over (b) any Discount Option Receivables Collections received on or prior to such date.

               "Discount Option Receivables Collections" means on any Date of Processing on and after the date on which Transferor's exercise of its discount option pursuant to Section 2.8 takes effect, the product of (a) a fraction the numerator of which is the Discount Option Receivables Amount and the denominator of which is the sum of the Principal Receivables plus the Discount Option Receivables Amount, in each case (for both numerator and denominator) at the end of the prior Monthly Period, and (b) Collections of Principal Receivables, prior to any reduction for Discount Option Receivables, received on such Date of Processing.

               "Discount Percentage" is defined in Section 2.8.

               "Distribution Account" is defined in subsection 4.2(c).

               "Distribution Date" is defined, for each Series, in the related Supplement.

               "Dollars", "$" or "U.S. $" means United States dollars.

               "Eligible Account" means, as of the Cut-Off Date (or, as to Additional Accounts, as of the relevant Addition Date), a VISA, Mastercard, Private Label or other revolving credit account in the Bank Portfolio that:

                    (a) is in existence and maintained with Transferor;

                    (b) is payable in Dollars;

                    (c) has as its most recent billing address an
               address located in the United States or its territories or possessions or a Military Address; provided that an Account having as its most recent billing address an address which is not located in the United States or its territories or possessions or at a Military Address shall not be deemed to be ineligible pursuant to this clause
               (c) at any time of determination to the extent that the aggregate amount of all such Accounts shall be less than 3% of the aggregate amount of all Accounts at such time;

                    (d) except as provided below, Transferor has not
               classified on its electronic records as counterfeit, fraudulent, stolen or lost; and

                    (e) Transferor has not charged off in its
               customary and usual manner for charging off such Accounts.

          Notwithstanding the foregoing, Eligible Accounts may include accounts which have been identified by the Obligor as having been incurred as a result of fraudulent use of credit cards or with respect to any credit cards which have been reported to Transferor as lost or stolen, so long as (1) the balance of all receivables included in such accounts is reflected as zero on the books and records of Transferor and (2) charging privileges with respect to all such accounts have been canceled and are not reinstated.

               "Eligible Receivable" means a Receivable:

                    (a) that has arisen under an Eligible Account;

                    (b) that was created in compliance, in all
               material respects, with (and pursuant to an Account Agreement that complies, in all material respects, with) all Requirements of Law applicable to Transferor;

                    (c) as to which all consents, licenses, approvals
               or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Transferor in connection with the creation of such Receivable or the execution, delivery and performance by Transferor of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

                   (d) as to which, at the time of and at all times
               after the creation of such Receivable, Transferor or the Trust had good and marketable title, free and clear of all Liens arising under or through Transferor or any of its Affiliates (other than Liens permitted by subsection 2.5(b));

                   (e) that is the legal, valid and binding payment
               obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

                    (f) that constitutes an "account," a "general
               intangible" or "chattel paper."

               "ERISA" means the Employee Retirement Income Security Act of 1974.

               "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

               "Excess Allocation Series" means any series that is designated as an Excess Allocation Series in the related Supplement.

               "Excess Finance Charge Collections" means, with respect to any Transfer Date, the aggregate amount for all outstanding Excess Allocation Series that the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Transfer Date.

               "Excess Funding Account" is defined in subsection 4.2(b).

               "Extended Trust Termination Date" is defined in subsection
          12.1(a).

               "FDIC" means the Federal Deposit Insurance Corporation.

               "Finance Charge Account" is defined in subsection 4.2(b).

               "Finance Charge Receivables" means Receivables created in respect of the Periodic Finance Charges, Cash Advance Fees, Annual Account Fees, Late Fees, Overlimit Fees, NSF Fees, closed account maintenance charges and similar fees and charges, including charges for Special Fees to the extent such Special Fees are categorized as Finance Charge Receivables, and Discount Option Receivables. Except as otherwise specified in any Supplement, Net Recoveries shall be treated as Collections of Finance Charge Receivables. Collections of Finance Charge Receivables with respect to any Monthly Period shall also include (a) Discount Option Receivables Collections (if any) with respect to such Monthly Period, (b) the amount of Interchange (if any), Other Account Revenues (if any) and other amounts allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account, as the case may be, on the Transfer Date following such Monthly Period), and (c) all interest and other investment earnings (net of losses and investment expenses) accrued on or prior to the related Transfer Date in connection with the investment of funds on deposit in the Collection Account, the Distribution Account, the Excess Funding Account and the Finance Charge Account.

               "Finance Charge Shortfalls" is defined, for any Series, in the related Supplement.

               "First NBC" means First National Bank of Commerce, a national banking association.

               "Fitch" means Fitch Investors Service, L.P.

               "Foreign Clearing Agency" means CEDEL and the Euroclear
          Operator.

               "Global Certificate" is defined in Section 6.13.

               "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Group" means, as to any Series, the group of Series in which the related Supplement specifies that such Series shall be included.

               "Holder" means the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be, and, as to any Series, such other Person deemed to be an "Investor Holder" or "Holder" in any related Supplement except as otherwise provided in such Supplement.

               "Ineligible Receivable" is defined in subsection
          2.4(d)(iii).

               "Initial Closing Date" means ____________________ __,
          1997.

               "Initial Investor Interest" means, as to any Series, the amount stated in the related Supplement.

               "Insolvency Event" is defined in Section 9.2.

               "Insurance Proceeds" means any amounts recovered by Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

               "Interchange" means interchange fees payable to Transferor, in its capacity as credit card issuer, through VISA U.S.A., Inc. and Mastercard International Inc.

               "Internal Revenue Code" means the Internal Revenue Code of 1986.

               "Investment Company Act" means the Investment Company Act of 1940.

               "Investor Account" means each of the Finance Charge Account, the Excess Funding Account and the Distribution Account.

               "Investor Certificate" means any one of the certificates (including Bearer Certificates, Registered Certificates and Global Certificates) executed by Transferor and authenticated by Trustee substantially in the form (or forms in the case of a Series with multiple Classes) attached to the related Supplement and such other interest in the Trust deemed to be an "Investor Certificate" in any related Supplement except as otherwise provided in such Supplement.

               "Investor Holder" means the holder of record of an Investor Certificate.

               "Investor Interest" is defined, as to any Series, in the related Supplement.

               "Investor Issuance" is defined in subsection 6.9(b).

               "Investor Percentage" is defined, as to any Series, in the related Supplement.

               "Investor Servicing Fee" is defined in Section 3.2.

               "Issuance" means either of the procedures described under subsection 6.9(b).

               "Issuance Date" is defined in subsection 6.9(b).

               "Issuance Notice" is defined in subsection 6.9(b).

               "Late Fees" means amounts referred to as "late fees," "late charges" or "late payment fees" (or similar terms) in the Account Agreement applicable to any Account.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided that any assignment pursuant to Section
          7.2 shall not be deemed to constitute a Lien.

               "Military Address" means any mailing address on any United States armed forces military base of operations, including but not limited to APO and FPO addresses.

               "Minimum Aggregate Principal Receivables" means, unless otherwise provided in a Supplement relating to a Paired Series (with respect to the Paired Series), as of any date of determination, an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of Collections of Principal Receivables for each Series outstanding on such date.

               "Minimum Transferor Interest" means the Minimum Transferor Percentage of the Aggregate Principal Receivables.

               "Minimum Transferor Percentage" means ___%; provided that Transferor may increase or reduce the Minimum Transferor Percentage upon (a) 30 days' prior notice to Trustee, each Rating Agency and any Credit Enhancement Provider entitled to receive such notice pursuant to the relevant Supplement, (b) satisfaction of the Rating Agency Condition, and (c) delivery to Trustee and each such Credit Enhancement Provider of an Officer's Certificate stating that Transferor reasonably believes that such increase or reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series.

               "Monthly Period" means, unless otherwise defined in any Supplement, each period from and including the first day of a calendar month to and including the last day of that calendar month.

               "Moody's" means Moody's Investors Service, Inc.

               "Net Default Amount" means, for any Monthly Period, the excess (if any) of (a) the amount of Receivables in Accounts that became Defaulted Accounts during such Monthly Period over
          (b) all Recoveries received during such Monthly Period.

               "Net Recoveries" means, for any Monthly Period, the excess (if any) of (a) all Recoveries received during such Monthly Period over (b) the amount of Receivables in Accounts that became Defaulted Accounts during such Monthly Period.

               "Notice Date" is defined in subsection 2.6(d)(i).

               "NSF Fees" means charges assessed against any Obligor pursuant to the related Account Agreement on account of the return of checks for non-sufficient funds.

               "Obligor" means, as to any Account, the Person or Persons obligated to make payments on that Account, including any guarantor.

               "Officer's Certificate" means a certificate signed by any Vice President or more senior officer of Transferor or Servicer and delivered to Trustee.

               "Other Account Revenues" means amounts received by Transferor (a) from any third party in consideration of the inclusion of advertising inserts with monthly statements relating to accounts in the Bank Portfolio, (b) from issuers of credit insurance policies on account of experience rebates or similar amounts related to obligors on accounts included in the Bank Portfolio and (c) from any other Person on account of revenues related to the Accounts, to the extent (in the case of this clause (c)) that Transferor designates such amounts to be treated as "Other Account Revenues" in an Officer's Certificate.

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to Trustee.

               "Overlimit Fees" means amounts referred to as "overlimit fees," "overlimit charges," or "exceeding the credit limit fees" (or similar terms) in the Account Agreement applicable to any Account.

               "Paired Series" means each Series that has been paired with another Series (one of which Series may be prefunded or partially prefunded) such that a reduction of the Adjusted Investor Interest of one Series results in an increase of the Investor Interest of the other Series.

               "Participations" is defined in subsection 2.6(a).

               "Paying Agent" means any paying agent appointed pursuant to Section 6.6 and shall initially be Trustee.

               "Pay Out Event" means each Trust Pay Out Event and, as to any Series, each other "Pay Out Event," if any, described in the Supplement for such Series.

               "Periodic Finance Charges" means amounts referred to as "finance charges" (or similar terms) in the Account Agreement applicable to any Account.

               "Permitted Investments" means, unless otherwise provided in the Supplement with respect to any Series: (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or domestic branches of foreign banks and subject to supervision and examination by Federal or state banking or depository institution authorities, provided that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody's and Standard
          & Poor's of P-1 and A-1+, respectively, (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, and, if rated by Fitch, F-1+ by Fitch, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii), (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and P-1 by Moody's and, if rated by Fitch, AAA by Fitch, if such investment will not require the Trust to register as an "investment company" under the Investment Company Act, and (vi) repurchase obligations with respect to (A) any security described in clause (a)(i) or
          (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (a)(ii); (b) demand deposits in the name of the Trust or Trustee in any depository institution or trust company described in clause
          (a)(ii); and (c) any other investment if (i) the Rating Agency Condition has been satisfied and (ii) purchase of such investment will not require the Trust to be registered as an investment company under the Investment Company Act.

               "Person" means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

               "Principal Receivable" means each Receivable other than (without duplication) (a) Finance Charge Receivables and (b) Receivables in Defaulted Accounts. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which Transferor is unable to transfer as provided in subsection 2.5(d)(i) shall not be included in calculating the aggregate amount of Principal Receivables.

               "Principal Sharing Series" means a Series designated pursuant to the related Supplement as a Principal Sharing Series which is entitled to receive Shared Principal
          Collections.

               "Principal Terms" is defined in subsection 6.9(c).

               "Private Label" is the generic term used in this Agreement to refer to revolving credit card accounts opened by Transferor in connection with any of its military affinity programs which are not MasterCard or VISA accounts.

               "Qualified Institution" is defined in subsection 4.2(a).

               "Rating Agency" means, as to each Series, the rating agency or agencies, if any, specified in the related
          Supplement.

               "Rating Agency Condition" means, as to any event or condition, receipt by Transferor from each Rating Agency that such event or condition will not result in a downgrade or withdrawal of its then current rating of any outstanding Series.

               "Reassignment" is defined in subsection 2.7(b)(ii).

               "Reassignment Date" is defined in subsection 2.4(e).

               "Receivable" means any amount owing by the Obligors under the Account Agreements, including amounts owing for the purchase of goods and services, cash advances, access checks, Annual Account Fees, Cash Advance Fees, Periodic Finance Charges, Late Fees, Overlimit Fees, NSF Fees and credit insurance premiums and Special Fees, if any.

               "Record Date" means, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period.

               "Recoveries" means all amounts, including Insurance Proceeds, received by Servicer with respect to Receivables in Defaulted Accounts, less related expenses of outside collection agencies.

               "Registered Certificates" is defined in Section 6.1

               "Removal Date" is defined in subsection 2.7(a).

               "Removal Notice Date" is defined in subsection 2.7(a).

               "Removed Accounts" is defined in subsection 2.7(a).

               "Requirements of Law" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

               "Responsible Officer" means any officer within the Corporate Trust Office (or any successor group of Trustee), including any Vice President, any Assistant Secretary or any other officer of Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and any particular officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

               "Retention Condition" means:

                    (a) on any day on and after the Conversion Date,
               either (i) the Transferor Interest is less than the Minimum Transferor Interest or (ii) the sum of Aggregate Principal Receivables and the principal amount on deposit in the Excess Funding Account is less than the Minimum Aggregate Principal Receivables (in each case determined after giving effect to any transfer of Principal Receivables to the Trust on such day); or

                    (b) on any day prior to the Conversion Date,
               either (i)(A) the sum of the aggregate amount of Receivables and the principal amount on deposit in the Excess Funding Account at the end of the day immediately prior to such date of determination, minus the Adjusted Aggregate Investor Interest at the end of such preceding day, minus the outstanding principal amount of all Supplemental Certificates (and any purchased interest sold pursuant to subsection 6.9(d)) at the end of such preceding day is less than (B) __% [Minimum Transferor Percentage minus __%] of the aggregate amount of Receivables at the end of the day immediately prior to such date of determination, or (ii)(A) the sum of (1) the product of 0.___ times the aggregate amount of Receivables plus (2) the principal amount on deposit in the Excess Funding Account, in each case at the end of the day immediately prior to such date of determination is less than (B) the Minimum Aggregate Principal Receivables (in the case of both clauses (i) and (ii) determined after giving effect to any transfer of Receivables to the Trust on such day).

               "SAIF" means the Savings Association Insurance Fund administered by the FDIC.

               "Securities Act" means the Securities Act of 1933.

               "Series" means any series of Investor Certificates issued pursuant to a Supplement.

               "Series Account" means any account established pursuant to a Supplement for the benefit of the related Series.

               "Series Principal Shortfall" is defined, as to any Series, in the related Supplement.

               "Series Servicing Fee Percentage" is defined, as to any Series, in the related Supplement.

               "Series Termination Date" is defined, as to any Series, in the related Supplement.

               "Servicer" means (a) initially First NBC and (b) after any Person is appointed as Successor Servicer, such Person as herein provided to service the Receivables.

               "Servicer Default" is defined in Section 10.1.

               "Servicer Letter of Credit" is defined in subsection
          4.3(a).

               "Servicing Fee" is defined in Section 3.2.

               "Servicing Officer" means any officer of Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to Trustee by Servicer, as such list may be amended from time to time.

               "Shared Principal Collections" means, with respect to any Transfer Date, the aggregate amount for all outstanding
          Principal Sharing Series that the related Supplements specify are to be treated as "Shared Principal Collections" for such Transfer Date.

               "Special Fees" means fees which are not now but from time to time may be assessed on the Accounts. On or after the date on which any of such Special Fees begin to be assessed on the Accounts, Transferor may designate in an Officer's Certificate whether such Special Fees shall be treated as Principal Receivables or Finance Charge Receivables.

               "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

               "Successor Servicer" is defined in subsection 10.2(a).

               "Supplement" means, as to any Series or Supplemental Certificate, a supplement to this Agreement executed in conjunction with any issuance of that Series or Supplemental Certificate.

               "Supplemental Certificate" is defined in subsection
          6.3(b).

               "Tax Opinion" means, as to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes,
          (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Investor Certificates would be characterized as debt, (b) such action will not cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Holder.

               "Termination Notice" is defined in Section 10.1.

               "Transfer Agent and Registrar" is defined in Section 6.3 and shall initially be Trustee's Corporate Trust Office.

               "Transfer Date" means, unless otherwise specified in the related Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date.

               "Transferor" means First NBC.

               "Transferor Certificate" means the certificate executed by Transferor and authenticated by Trustee, substantially in the form of Exhibit A. At any time there shall be only one Transferor Certificate.

               "Transferor Interest" means, on any date of determination, the result (but not less than zero) of (a) the sum of the aggregate amount of Principal Receivables and the principal amount on deposit in the Excess Funding Account at the end of the day immediately prior to such date of determination, minus
          (b) the Adjusted Aggregate Investor Interest at the end of such preceding day, minus (c) the outstanding principal amount of any purchased interest sold pursuant to subsection 6.9(d) at the end of such preceding day.

               "Transferor Issuance" is defined in subsection 6.9(b).

               "Transferor Percentage" means, on any date of determination, when used with respect to Principal
          Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

               "Transferor Servicing Fee" is defined in Section 3.2.

               "Transferred Account" means (a) an Account with respect to which a new credit account number has been issued by Servicer or Transferor under circumstances resulting from a lost or stolen credit card or from the transfer from one affinity group to another affinity group and not requiring standard application and credit evaluation procedures under the Account Guidelines or (b) an Eligible Account resulting from the conversion of an Account that was a standard account to a premium account or from a premium account to a standard account, and which in either case can be traced or identified by accessing Transferor's computer files by reference to or by way of an Account Schedule delivered to Trustee pursuant to
          Section 2.1 or 2.6 or pursuant to this definition as an account into which an Account has been transferred. A Transferred Account shall not be treated as an Automatic Additional Account for purposes of this Agreement or any Supplement.

               "Trust" means the trust created by this Agreement, which shall be known as the First NBC Credit Card Master Trust, and the corpus of which is the Trust Assets.

               "Trust Assets" means the Receivables now existing or hereafter created and arising in connection with the Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and Recoveries), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Louisiana) of such Receivables and Insurance Proceeds relating to the Receivables, and all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Louisiana) thereof, the right to receive certain amounts paid or payable as Interchange (if provided for in any Supplement), such funds as from time to time are deposited in the Collection Account, the Finance Charge Account, the Excess Funding Account, the Distribution Account and any Series Account and the rights to any Credit Enhancement with respect to any Series.

               "Trust Extension" is defined in subsection 12.1(a).

               "Trust Pay Out Event" is defined in Section 9.1.

               "Trust Termination Date" means the earliest to occur of
          (a) unless a Trust Extension shall have occurred, the first Business Day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Holders of each Series then issued and outstanding sufficient to pay in full such Certificates, (b) if a Trust Extension shall have occurred, the Extended Trust Termination Date and (c) a day which is 21 years less one day after the death of the officers and the last survivor of all the lineal descendants of every officer of Trustee who are living on the date hereof; provided, however, that if at any time any rights, privileges or options under the Trust shall be or become valid under applicable law for a period subsequent to the 21st anniversary of the death of such last survivor or without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges and options for a period in gross, exceeding the period for which such rights, privileges and options are stated to extend and be valid pursuant to this clause (c)), then such rights, privileges or options shall not terminate as otherwise provided in this clause (c) but, subject to the occurrence of the Trust Termination Date pursuant to clause (a) or clause (b) above, shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until one day prior to such time as the same shall, under applicable law, cease to be valid.

               "Trustee" means ___________________, a [[_____________]
          banking corporation], and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

               "UCC" means the Uniform Commercial Code as in effect in any specified jurisdiction.

               "Undivided Interest" means the undivided interest in the Trust evidenced by an Investor Certificate.

               "Variable Interest" means either of (a) any Investor Certificate that is designated as a variable funding certificate in the related Supplement and (b) any purchased interest sold as permitted by subsection 6.9(d).

               "Zero Balance Account" means, as of any date of determination, an Account with a Receivable balance of zero and in which there has been no activity for the twelve calendar months preceding such date of determination.

               SECTION 1.2 Other Interpretive Provisions. With respect to any Series, all terms used and not defined herein are used as defined in the related Supplement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in
          Article 9 of the UCC as in effect in the State of Louisiana and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person's successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The agreements, representations and warranties of First NBC in this Agreement, in its capacities as Transferor and Servicer, shall be deemed to be its agreements, representations and warranties only so long as it remains a party to this Agreement in such capacity. The monthly Servicer certificate shall be in substantially the form of Exhibit C, with such changes as Servicer may determine to be necessary or desirable; provided that no such change shall serve to exclude information required by this Agreement or any Supplement. Servicer shall, upon making such determination, deliver to Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

          ARTICLE II  CONVEYANCE OF RECEIVABLES

               SECTION 2.1 Conveyance of Receivables. (a) Transferor hereby transfers, assigns, sets-over and otherwise conveys to Trustee, on behalf of the Trust, for the benefit of the Holders, without recourse, all of its right, title and interest in, to and under the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and Recoveries), any collateral securing any such Receivables and Insurance Proceeds relating to such Receivables, and all proceeds of all of the foregoing.

               (b) In connection with such transfer, assignment, set-over and conveyance, Transferor agrees to record and file, at its own expense, a financing statement (including any continuation statements with respect to such financing statement when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to Trustee on or prior to the date of issuance of the Certificates (and in the case of any continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by Transferor). The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

               (c) In connection with such transfer, Transferor agrees, at its own expense, on or prior to the Initial Closing Date
          (i) to indicate in its computer files that the Receivables created in connection with the Accounts (other than any Additional Accounts) have been transferred to Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Holders by identifying such Accounts as those that may be accessed on Transferor's computer files through use of the database code "T" and (ii) to deliver to Trustee an Account Schedule relating to the initial Accounts, which is hereby incorporated into and made a part of this Agreement. Transferor further agrees, at its own expense, with respect to Automatic Additional Accounts to indicate in its computer files on or prior to the applicable Addition Date that Receivables created in connection with each Automatic Additional Account have been transferred to Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Holders by identifying such Accounts as those that may be accessed on Transferor's computer files through use of the database code "T". Transferor shall not alter the file designations referenced in this subsection 2.1(c) with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account or a Zero Balance Account. Transferor shall hold the information to be provided with respect to the Transferred Accounts, prior to delivery to Trustee, in trust for the benefit of Trustee, on behalf of the Trust.

               (d) The parties intend that if, and to the extent that, such transfer is not deemed to be a sale, Transferor shall be deemed hereunder to have granted to Trustee, for the benefit of the Investor Holders, a first priority perfected security interest in all of Transferor's right, title and interest in, to and under the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all monies due or to become due with respect to such Receivables, any collateral securing any such Receivables and all Insurance Proceeds relating to such Receivables (including all Finance Charge Receivables and Recoveries) and all proceeds of all of the foregoing, that this Agreement shall constitute such a security agreement under applicable law, and that the Transferor Interest shall be deemed to represent Transferor's equity in the collateral granted.

               Pursuant to the request of Transferor, Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of Transferor pursuant to
          Section 6.2.

               SECTION 2.2 Acceptance by Trustee. (a) Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by Transferor in and to the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and Recoveries), any collateral securing any such Receivables, Insurance Proceeds relating to such Receivables and all proceeds of all of the foregoing, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Holders. Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, Transferor delivered to Trustee the initial Account Schedule referred to in subsection 2.1(c).

               (b) Trustee agrees not to disclose to any Person any of the names, addresses, account numbers or other information contained in the computer files or microfiche lists delivered to Trustee by Transferor pursuant to Sections 2.1, 2.6 and 2.7 or any other information provided by Transferor to Trustee in any format whatsoever except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Holders or to a Successor Servicer appointed pursuant to Section 10.2, as mandated pursuant to any Requirement of Law applicable to Trustee or as required to ensure that any security interest in the Receivables is perfected. Trustee agrees to take such measures as shall be reasonably requested by Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, (i) Trustee shall not open the sealed container in which any Account Schedule is delivered to Trustee by Transferor except (A) after the appointment of Trustee or any other Person as Successor Servicer after a Servicer Default, (B) as necessary to answer any query made to it in its capacity as a secured party with respect to the Receivables or any other Trust Assets (and, in the case of this clause (B), only after Trustee has informed Transferor of such query and Transferor has consented to such disclosure) or
          (C) in connection with any disclosure permitted by the next sentence, and (ii) Trustee shall allow Transferor to inspect Trustee's security and confidentiality arrangements, policies and procedures from time to time during normal business hours. In the event that Trustee is required by law to disclose any such information, Trustee shall provide Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that Transferor may request a protective order or other appropriate remedy. Trustee shall make best efforts to provide Transferor with written notice no later than five days prior to any disclosure pursuant to this subsection 2.2(b).

               (c) Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

               SECTION 2.3  Representations and Warranties of
          Transferor. Transferor hereby represents and warrants to the Trust as of the Initial Closing Date:

               (a) Organization and Good Standing. Transferor is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to Trustee the Certificates pursuant hereto.

               (b) Due Qualification. Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to Transferor required under Federal and Louisiana law; provided that no representation or warranty is made with respect to any qualifications, licenses or approvals which Trustee would have to obtain to do business in any state in which Trustee seeks to enforce any Receivable.

               (c) Due Authorization. The execution and delivery of this Agreement and the execution and delivery to Trustee of the Certificates by Transferor and the consummation of the transactions provided for in this Agreement have been duly authorized by Transferor by all necessary corporate action on its part, and this Agreement will remain, from the time of its execution, an official record of Transferor.

               (d) No Conflict. The execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof by Transferor will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Transferor is a party or by which it or any of its properties are bound.

               (e) No Violation. The execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof by Transferor will not conflict with or violate any Requirements of Law applicable to Transferor.

               (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

               (g) Eligibility of Accounts. As of the Cut-Off Date, each Account was an Eligible Account and no selection procedures adverse to the Investor Holders have been employed by Transferor in selecting the Accounts from among the Eligible Accounts in the Bank Portfolio.

               (h) Transferor's Deposit Accounts. As of the Initial Closing Date, deposits in Transferor's deposit accounts were insured to the limits provided by law by BIF or SAIF.

               (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof by Transferor, have been obtained.

               (j) Insolvency. No Insolvency Event has occurred. Transferor did not (i) execute this Agreement or the Certificates, (ii) grant to Trustee the security interests described in Section 2.1(d), (iii) cause, permit, or suffer the perfection or attachment of such a security interest, (iv) otherwise effectuate or consummate any transfer to Trustee pursuant to this Agreement or (v) acquire its interest in the Trust, in each case: (A) in contemplation of insolvency; (B) with a view to preferring one creditor over another or to preventing the application of its assets in the manner required by applicable law or regulations; (C) after committing an act of insolvency; or (D) with any intent to hinder, delay, or defraud itself or its creditors.

               (k) Trustee. Trustee is not an insider or Affiliate of Transferor.

               For the purposes of the representations and warranties contained in this Section 2.3 and made by Transferor on the Initial Closing Date, "Certificates" means the Certificates issued on the Initial Closing Date. The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust and any termination of the rights and obligations of Servicer pursuant to Section 10.1. Transferor hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in the related Supplement, that the representations and warranties of Transferor set forth in this
          Section 2.3 are true and correct as of such date (and for purposes of such representations and warranties, (x) "Certificates" means the Certificates issued on the related Closing Date, (y) references to the Initial Closing Date shall be deemed to refer to that Closing Date and (z) subsection 2.3(g) shall be deemed to refer to the applicable Addition Cut-Off Date with respect to any Additional Account). Upon discovery by Transferor, Servicer or Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

               SECTION 2.4 Representations and Warranties of Transferor Relating to this Agreement and the Receivables.

               (a) Binding Obligation; Valid Transfer and Assignment. Transferor hereby represents and warrants to the Trust that, as of the Initial Closing Date:

                    (i) This Agreement constitutes a legal, valid and
               binding obligation of Transferor, enforceable against Transferor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations, and
               (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                    (ii) This Agreement constitutes either (A) a valid
               transfer, assignment, set-over and conveyance to Trustee, on behalf of the Trust, for the benefit of the Holders, of all right, title and interest of Transferor in and to the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and Recoveries), and Insurance Proceeds relating to such Receivables, all of which property will be held by the Trust free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b), and (y) the interest of Transferor as Holder of the Transferor Certificate, or
               (B) a grant of a security interest in such property to Trustee, for the benefit of the Investor Holders, which is enforceable with respect to the existing Receivables (other than Receivables in Additional Accounts), the proceeds thereof, and Recoveries and Insurance Proceeds relating thereto upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created, the proceeds thereof and Insurance Proceeds relating thereto, upon such creation. If this Agreement constitutes the grant of a security interest to Trustee in such property, upon the filing of the financing statement described in Section
               2.1 and in the case of the Receivables hereafter created and proceeds thereof and Recoveries and Insurance Proceeds relating thereto, upon such creation, Trustee shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of Louisiana), except for Liens permitted under subsection 2.5(b). Neither Transferor nor any Person claiming through or under Transferor shall have any claim to or interest in the Excess Funding Account, the Finance Charge Account, the Distribution Account or any Series Account, and if this Agreement constitutes the grant of a security interest in such property, except for the interest of Transferor in such property as a debtor for purposes of the UCC as in effect in the State of Louisiana.

               (b) Eligibility of Receivables. Transferor hereby represents and warrants to the Trust as of the Initial Closing Date and as of each Addition Date, as the case may be, that:

                    (i) As of the Initial Closing Date, Transferor
               represents and warrants that each Receivable was an Eligible Receivable as of the end of the Cut-Off Date. As of any Addition Date, Transferor represents and warrants that each Receivable was an Eligible Receivable (A) as of the Addition Cut-Off Date, if such Addition Date occurs prior to the Conversion Date and (B) as of the Addition Cut-Off Date, if such Addition Date occurs at any later date.

                    (ii) Each Receivable then existing has been
               conveyed to the Trust free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates (other than Liens permitted under subsection 2.5(b)) and in compliance, in all material respects, with all Requirements of Law applicable to Transferor.

                    (iii) With respect to each Receivable then
               existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

                    (iv) As of the Initial Closing Date or the
               applicable Addition Date, the related Account Schedule is an accurate and complete listing in all material respects of (A) on the Closing Date, all of the Accounts as of the Cut-Off Date and (B) on an Addition Date, the related Additional Accounts. In either case, the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is accurate in all material respects as of the Cut-Off Date or the applicable Addition Date. As of the Cut-Off Date, the Aggregate Receivables equaled $__________, of which $__________ consisted of the Aggregate Principal Receivables and $__________ consisted of the Aggregate Finance Charge Receivables.

          On each day on which any new Receivable is created, Transferor shall be deemed to represent and warrant to the Trust that (A) each Receivable created on such day is an Eligible Receivable,
          (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to Transferor, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.4(a) are true and correct with respect to each Receivable created on such day as if made on such day.

               (c) Notice of Breach. The representations and warranties set forth in this Section 2.4 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by Transferor, Servicer or Trustee of a breach of any of the representations and warranties set forth in this
          Section 2.4, the party discovering such breach shall give prompt written notice to the other parties mentioned above. Transferor agrees to cooperate with Servicer and Trustee in attempting to cure any such breach.

               (d) Transfer of Ineligible Receivables.

                    (i) Automatic Removal. In the event of a breach
               with respect to a Receivable of any representations and warranties set forth in subsection 2.4(b)(ii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by Transferor; or (C) the certificate of deposit or unsecured short term debt rating of Transferor is not P-1 by Moody's and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by Transferor or Servicer or receipt by Transferor of written notice of such breach or event given by Trustee, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii).

                    (ii) Removal After Cure Period. In the event of a
               breach of any of the representations and warranties set forth in subsection 2.4(b) other than a breach or event subject to subsection 2.4 (d)(i), and as a result of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either Transferor or Servicer, or receipt by Transferor of written notice of any such event given by Trustee, each such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii); provided that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

                    (iii) Procedures for Removal. When the provisions of subsection 2.4(d)(i) or (ii) require removal of a Receivable, Transferor shall accept reassignment of such Receivable (an "Ineligible Receivable") by directing Servicer to deduct the principal balance of each such Ineligible Receivable (other than any portion of such principal balance constituting Discount Option Receivables) from the Principal Receivables in the Trust (to the extent previously included therein) and to decrease the Transferor Interest by such amount. On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. If the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below zero, Transferor shall promptly, and in no event later than 10 Business Days after such event, make a deposit in the Excess Funding Account in immediately available funds prior to the next succeeding Transfer Date in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Upon the removal of any Ineligible Receivable (and the making of any deposit required above), the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect to such Ineligible Receivable and all proceeds of such Ineligible Receivable and Recoveries and Insurance Proceeds relating to such Ineligible Receivable and Interchange (if any) allocated to such Ineligible Receivable pursuant to any Supplement. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by Transferor to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.4(d)(iii). The obligation of Transferor set forth in this subsection 2.4(d)(iii), or the automatic removal of such Receivable from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Holders or Trustee on behalf of Holders.

                    (iv) Proceeds Held by Servicer. For the purposes
               of subsections 2.4(d)(i) and (ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by Servicer (if Servicer is Transferor) for more than the applicable period under Section 9-306(3) of the UCC as in effect in the State of Louisiana.

               (e) Reassignment of Trust Portfolio. If any of the representations and warranties set forth in subsection 2.4(a) is not true and correct in any material respect when made and such breach has a material adverse effect upon the interest of the Holders in the Receivables, then either Trustee or the Holders of Investor Certificates evidencing Undivided
          Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to Transferor (and to Trustee and Servicer, if given by the Investor Holders), may direct Transferor to accept reassignment of all Principal Receivables and Discount Option Receivables within 60 days of such notice (or within such longer period as may be specified in such notice), and Transferor shall accept reassignment of such Principal Receivables and Discount Option Receivables on a Distribution Date specified by Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.4(a) shall then be true and correct in all material respects. Transferor shall deposit on the Transfer Date (in New York Clearing House, next day funds) preceding the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Distribution Account or, if provided in the related Supplement for any Series, a Series Account for such Series, for distribution to the Investor Holders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Holders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus
          (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable interest rate through such last day, less the amount, if any, previously allocated for payment of interest to the Holders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution
          Account or the applicable Series Account, the Receivables and all monies due or to become due with respect to such Receivables and any collateral securing any such Receivables and Recoveries and Insurance Proceeds relating to such Receivables and Interchange (if any) allocated to the Receivables pursuant to any Supplement and proceeds of all of the foregoing shall be released to Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by Transferor to vest in Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect to such Receivables and any collateral securing any such Receivables and Recoveries and Insurance Proceeds relating to such Receivables and Interchange (if any) allocated to the Receivables pursuant to any Supplement, and proceeds of all of the foregoing. If Trustee or the Investor Holders give notice directing Transferor to accept reassignment as provided above, the obligation of Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.4(a) available to the Investor Holders or Trustee on behalf of the Investor Holders.

               SECTION 2.5 Covenants of Transferor. Transferor hereby covenants that:

               (a) Receivables Not to Be Instruments. Except as the Servicer may deem appropriate in connection with enforcement activities, Transferor shall take no action to cause any Receivable to be evidenced by an instrument.

               (b) Security Interests. Except for the conveyances hereunder, Transferor shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; Transferor shall immediately notify Trustee of the existence of any Lien on any Receivable; and Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under Transferor; provided that nothing in this subsection 2.5(b) shall prevent or be deemed to prohibit Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

               (c) Account Agreements and Account Guidelines. Transferor shall comply with and perform its obligations under the Account Agreements relating to the Accounts and the Account Guidelines and all applicable rules and regulations of VISA U.S.A., Inc. and MasterCard International Inc., as applicable, except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or the Holders hereunder or under the Certificates. Transferor may change the terms and provisions of the Account Agreements or the Account Guidelines in any respect (including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of Transferor, cause a Pay Out Event for any related Series to occur, and (ii) is made applicable to any comparable segment of the revolving credit accounts owned and serviced by Transferor which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between Transferor and an unrelated third party or by the terms of the Account Agreements.

               (d) Account Allocations.

                    (i) If Transferor is unable for any reason to
               transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 9.2 or an order by any Federal governmental agency having regulatory authority over Transferor or any court of competent jurisdiction that Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event: (A) Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, all Discount Option Receivables Collections, and all amounts which would have constituted Collections with respect to Principal Receivables and all Discount Option Receivables Collections but for Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables and the Discount Option Receivables Amount in the Trust on such date); (B) Transferor agrees to have such amounts applied as Collections in accordance with Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B), Principal Receivables and Discount Option Receivables (and all amounts which would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor's inability to transfer Receivables to the Trust) that are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables or Discount Option Receivables, as the case may be, for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

                    (ii) If Transferor accepts reassignment of an
               Ineligible Receivable pursuant to subsection 2.4(d), then, in any such event, Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to Transferor or to the Receivables of such Obligor retained in the Trust, then Transferor agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

               (e) Delivery of Collections. If at any time Transferor ceases to act as Servicer, Transferor shall pay to the Successor Servicer all payments received by Transferor in respect of the Receivables as soon as practicable after receipt thereof by Transferor.

               (f) Conveyance of Accounts. Transferor shall not convey, assign, exchange or otherwise transfer the Accounts to any Person prior to the termination of this Agreement pursuant to
          Article XII; provided that Transferor shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with the provisions of Section 7.2.

               SECTION 2.6 Addition of Accounts. (a) If during any period of thirty consecutive days, the Transferor Interest averaged over that period is less than the Minimum Transferor Interest for that period, Transferor shall designate additional Eligible Accounts ("Additional Accounts") from the Bank Portfolio to be included as Accounts in a sufficient amount such that the average Transferor Interest for such thirty-day period, computed by assuming that the amount of the Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust during each day of such thirty-day period, is at least equal to the Minimum Transferor Interest. In addition, if on any Record Date the sum of the Aggregate Principal Receivables plus the principal amount on deposit in the Excess Funding Account is less than the Minimum Aggregate Principal Receivables, Transferor shall designate Additional Accounts from the Bank Portfolio to be included as Accounts in a sufficient amount such that the Aggregate Principal Receivables plus the principal amount on deposit in the Excess Funding Account will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from all such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following such thirty-day period or Record Date, as the case may be. In lieu of, or in addition to, designating Additional Accounts as required above, Transferor may (subject to compliance with applicable securities laws), on or before such tenth business day, convey to the Trust participations or trust certificates representing undivided legal or beneficial interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts or other revolving credit accounts owned by Transferor or any of its Affiliates and collections thereon ("Participations"). Any addition of Participations to the Trust (whether pursuant to this subsection (a) or subsection (b) below) shall be effected by an amendment hereto, dated the applicable Addition Date, pursuant to subsection 13.1(a).

               (b) In addition to its obligation under subsection 2.6(a), Transferor may, but shall not be obligated to, from time to time designate Additional Accounts or Participations to be included as Trust Assets, in either case as of the applicable Addition Date.

               (c) Additional Accounts that Transferor is required to designate pursuant to subsection 2.6(a), or elects to designate pursuant to subsection 2.6(b), shall be treated as Automatic Additional Accounts (with the result that the Rating Agency Condition will not have to be satisfied with respect to such designation), so long as (x) such Additional Accounts are MasterCard, VISA or Private Label accounts originated by Transferor in the ordinary course of business and (y) the number of such new Additional Accounts would not exceed an amount equal to the lesser of:

                    (i) the excess (if any) of (A) [15]% of the
               aggregate number of Accounts determined as of the first day of the third Monthly Period prior to the applicable Addition Date (or, if later, as of the Initial Closing
               Date) over (B) the aggregate number of Automatic Additional Accounts the Addition Date for which has occurred since the first day of such third prior Monthly Period (or, if later, since the Initial Closing Date); and

                    (ii) the excess (if any) of (A) [20]% of the
               aggregate number of Accounts determined as of the first day of the calendar year in which the Addition Date occurs (or, if later, as of the Initial Closing Date) over (B) the aggregate number of Automatic Additional Accounts the Addition Date for which has occurred since the first day of such calendar year (or, if later, since the Initial Closing Date).

               (d) Transferor agrees that any transfer of Receivables from Additional Accounts or Participations under subsection 2.6(a) or (b) shall occur only upon satisfaction of the following conditions (to the extent applicable):

                    (i) on or before the fifth Business Day prior to
               the Addition Date with respect to additions pursuant to subsection 2.6(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(b) (the "Notice Date"), Transferor shall give Trustee, each Rating Agency and Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or Participations to be transferred;

                    (ii) on or before the Addition Date, Transferor
               shall have delivered to Trustee a written assignment (including an acceptance by Trustee on behalf of the Trust for the benefit of the Investor Holders) in substantially the form of Exhibit B (the "Assignment") and Transferor shall have indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and, within ten Business Days thereafter, Transferor shall have delivered to Trustee an Account Schedule relating to the Additional Accounts, which Account Schedule list shall be deemed automatically, as of the date of such Assignment, incorporated into and made a part of such Assignment and this Agreement;

                    (iii) Transferor shall represent and warrant that
               (A) each Additional Account is an Eligible Account, and each Receivable in such Additional Account is an Eligible Receivable, in each case as of the Addition Cut-Off Date,
               (B) no selection procedures believed by Transferor to be materially adverse to the interests of the Investor Holders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, (C) as of the Addition Date, Transferor is not insolvent and (D) in the reasonable belief of Transferor, the transfer of the Receivables from such Additional Accounts shall not cause a Pay Out Event to occur;

                    (iv) Transferor shall represent and warrant that
               (A) as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to Trustee, on behalf of the Trust, of all right, title and interest of Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts, and all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and Recoveries), and Insurance Proceeds relating to such Receivables and all proceeds of all of the foregoing, all of which will be held by Trustee on behalf of the Trust, free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates, except for
               (i) Liens permitted under subsection 2.5(b), (ii) the interest of Transferor as Holder of the Transferor Certificate and (iii) Transferor's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account, the Excess Funding Account and any Series Account, as provided in this Agreement and any related Supplement, or (y) a grant of a security interest in such property to Trustee, for the benefit of the Investor Holders, which is enforceable with respect to then existing Receivables in the Additional Accounts, the proceeds thereof and any Insurance Proceeds and Recoveries relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, the proceeds thereof and any Insurance Proceeds and Recoveries relating thereto upon such creation; and (B) if the Assignment constitutes the grant of a security interest to Trustee in such property, upon the filing of financing statements as described in Section 2.1 with respect to such Additional Accounts and in the case of the Receivables thereafter created in such Additional Accounts and the proceeds thereof, and any Insurance Proceeds and Recoveries relating thereto, upon such creation, Trustee shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of Louisiana), except for Liens permitted under subsection 2.5(b);

                    (v) Transferor shall deliver to Trustee an
               Officer's Certificate confirming the items set forth in clauses (ii) through (iv);

                    (vi) Transferor shall deliver an Opinion of
               Counsel with respect to the Receivables in the Additional Accounts to Trustee (with a copy to each Rating Agency for any outstanding Series) substantially in the form of Exhibit E; and

                    (vii) the Rating Agency Condition shall have been
               satisfied as to the initial transfer of Receivables from such Additional Accounts (other than Automatic Additional Accounts) or Participations.

               SECTION 2.7 Removal of Accounts. (a) Subject to the conditions set forth below, Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal ("Removed Accounts") from the Trust; provided that Transferor shall not make more than one such designation in any Monthly Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by Trustee to Transferor (the "Removal Date"), Transferor shall give Trustee and Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to Transferor.

               (b) Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

                    (i) the removal of any Receivables of any Removed
               Accounts on any Removal Date shall not, in the reasonable belief of Transferor, (a) cause a Pay Out Event to occur, provided that for the purposes of this subsection 2.7(b)(i)(a), the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date, (b) cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Percentage on such Removal Date, (c) cause the aggregate amount of Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or (d) result in the failure to make any payment specified in the related Supplement with respect to any Series;

                    (ii) on or prior to the Removal Date, Transferor
               shall have delivered to Trustee for execution a written assignment substantially in the form of Exhibit G (the "Reassignment") and, within five Business Days thereafter, Transferor shall have delivered to Trustee a computer file or microfiche list containing an accurate list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

                    (iii) Transferor shall represent and warrant that
               no selection procedures believed by Transferor to be materially adverse to the interests of the Holders were utilized in selecting the Removed Accounts to be removed from the Trust;

                    (iv) on or before the tenth Business Day prior to
               the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts, and the Rating Agency Condition shall have been satisfied with respect to the removal; and

                    (v) Transferor shall have delivered to Trustee an
               Officer's Certificate confirming the items set forth in clauses (i) through (iv).

               Upon satisfaction of the above conditions, Trustee shall execute and deliver the Reassignment to Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust; provided, that, if Transferor so elects, Receivables existing in Removed Accounts prior to the Removal Date may remain in the Trust, in which case (x) Servicer shall allocate, after the Removal Date and until the balance of such retained Receivables has been reduced to zero (in accordance with the following allocation method), payments on each such Removed Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and apply such payments as Collections in accordance with Article IV, and (y) Finance Charge Receivables, whenever created, accrued in respect of retained Principal Receivables in Removed Accounts (the balance of which shall be determined in accordance with the allocation rule specified in clause (x)) shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables from the related Removed Accounts to the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with
          Article IV. Transferor may impose additional conditions upon the designation of Removed Accounts that it determines are necessary for Transferor to derecognize the Receivables under applicable accounting principles.

               (c) Transferor may, but shall not be obligated to, designate at any time Zero Balance Accounts, any future receivables of which will no longer be part of the Trust, and to remove from its computer records the designation of Receivables arising in such Accounts as having been transferred to the Trust.

               SECTION 2.8 Discount Option. Transferor may at any time, upon at least 30 days' prior written notice to Servicer, Trustee, each Credit Enhancement Provider and each Rating Agency, designate a percentage, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of the amount of Principal Receivables (determined before subtracting Discount Option Receivables) arising in all of the Accounts on and after such designation (and, if so elected by Transferor, Principal Receivables then existing), or for the period specified, to be treated as Discount Option Receivables (collectively, "Discount Option Receivables"), and Transferor may from time to time increase, reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change; provided that no such designation or changes to the Discount Percentage shall become effective unless the following conditions have been satisfied:

                    (i) the designation of Discount Option Receivables
               (or increase, reduction or elimination of the Discount Percentage) shall not, in the reasonable belief of Transferor, cause a Pay Out Event to occur or cause an event which with notice or the lapse of time or both would constitute a Pay Out Event;

                    (ii) on or before the date specified in the
               written notice, Transferor shall have notified each Rating Agency of the exercise of Transferor's rights under this Section 2.8 and the Rating Agency Condition shall have been satisfied; and

                    (iii) Transferor shall have delivered to Trustee
               an Officer's Certificate confirming the items set forth in clauses (i) and (ii). Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

               SECTION 2.9 Additional Transferors. Transferor may designate additional or substitute Persons to be included as Transferors under this Agreement by an amendment to this Agreement (which amendment shall be subject to Section 13.1 and to any applicable restrictions in the Supplement for any outstanding Series) and, in connection with such designation, the initial Transferor shall surrender the Transferor Certificate to Trustee in exchange for a newly issued Transferor Certificate reflecting such additional Transferor's interest in the Transferor Interest; provided that prior to any such designation and issuance the conditions set forth in
          Section 6.3(b) shall have been satisfied.


          ARTICLE III  ADMINISTRATION AND SERVICING

               SECTION 3.1 Acceptance of Appointment and Other Matters Relating to Servicer. (a) Transferor agrees to act as Servicer under this Agreement. The Investor Holders of each Series by their acceptance of the related Certificates consent to Transferor acting as Servicer.

               (b) Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card or other receivables comparable to the Receivables and in accordance with the Account Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, Servicer is hereby authorized and empowered
          (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct Trustee to make withdrawals and payments from the Finance Charge Account, the Excess Funding Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filing, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements. Trustee agrees that it shall promptly follow the instructions of Servicer to withdraw funds from the Excess Funding Account, the Finance Charge Account or any Series Account and to take any action required under any Credit Enhancement, in each case at such time or times as required under this Agreement. Trustee shall execute at Servicer's written request such documents prepared by Transferor and acceptable to Trustee as may be necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

               (c) If Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 9.2 or the order of any Federal governmental agency having regulatory authority over Transferor or any court of competent jurisdiction that Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) Servicer agrees to allocate, after such date, all Collections with respect to Principal Receivables, all Discount Option Receivables Collections and all amounts which would have constituted Collections with respect to Principal Receivables and all Discount Option Receivables Collections but for Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the aggregate amount of Principal Receivables and the Discount Option Receivables Amount in the Trust as of such date) in accordance with subsection 2.5(d); (B) Servicer agrees to apply such amounts as Collections in accordance with
          Article IV, and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables and Discount Option Receivables (and all amounts which would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor's inability to transfer Receivables to the Trust) that are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts which would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall be deemed to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Trust, and Collections with resect thereto shall continue to be allocated and paid in accordance with Article IV.

               (d) If Transferor accepts reassignment of an Ineligible Receivable pursuant to subsection 2.4(d) then, in any such event, Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to Transferor or to Receivables of such Obligor retained in the Trust, then Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables purchased by Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

               (e) Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by Servicer in connection with servicing other credit card receivables.

               (f) Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as Servicer believes to be reasonable from time to time.

               SECTION 3.2 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") prior to the termination of the Trust pursuant to Section 12.1. The Servicing Fee shall be payable, with respect to each Series, at the times and in the amounts set forth in the related Supplement. The Servicing Fee shall be allocated between the Investor Certificates (the "Investor Servicing Fee") and the Holder of the Transferor Certificate (the "Transferor Servicing Fee").

               Servicer's expenses include the amounts due to Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by Servicer in connection with its activities hereunder; provided that Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

               SECTION 3.3 Representations, Warranties and Covenants of Servicer. First NBC, as initial Servicer, hereby makes, and any Successor Servicer by acceptance of its appointment hereunder shall make, the following representations and warranties on which Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued on the Initial Closing Date:

               (a) Organization and Good Standing. Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

               (b) Due Qualification. Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under Federal and Louisiana law. If Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

               (c) Due Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by Servicer by all necessary corporate action on the part of Servicer and this Agreement will remain, from the time of its execution, an official record of Servicer.

               (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (e) No Violation. The execution and delivery of this Agreement by Servicer and the performance of the transactions contemplated by this Agreement by Servicer, and the fulfillment of the terms hereof applicable to Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to Servicer or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Servicer is a party or by which it is bound.

               (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Servicer, threatened against Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of Servicer, would materially and adversely affect the performance by Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

               (g) Compliance with Requirements of Law. Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Holders or any Credit Enhancement Provider.

               SECTION 3.4 Reports and Records for Trustee. (a) Daily Reports. On each Business Day, Servicer, with prior notice, shall prepare and make available at the office of Servicer for inspection by Trustee a record setting forth (i) the aggregate amount of Collections processed by Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day; provided that (x) Servicer shall be required to so report the information provided in clause (i) only at such times as Servicer is required to make deposits, payments and withdrawals on a daily basis, rather than on each Transfer Date, as permitted in Section 4.3(a), and (y) Servicer shall be required to so report the information provided in clause
          (ii) on any day in any Monthly Period only if the Aggregate Principal Receivables as of the end of the prior Monthly Period, minus the sum of the Adjusted Aggregate Investor Interest and the outstanding principal amount of any purchased interest sold pursuant to subsection 6.9(d) is less than 20% of the Aggregate Principal Receivables as of the end of such prior Monthly Period.

               (b) Monthly Servicer's Certificate. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date Servicer shall forward, as provided in Section 13.5, to Trustee, the Paying Agent, any Credit Enhancement Provider and each Rating Agency, a certificate of a Servicing Officer in the form of Exhibit C (which includes the Schedule thereto specified as such in each Supplement) as to such matters as are set forth in Exhibit C.

               SECTION 3.5 Annual Servicer's Certificate. On or before March 31 of each calendar year, beginning with March 31, 1998, Servicer will deliver, as provided in Section 13.5, to Trustee, any Credit Enhancement Provider and each Rating Agency, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of Servicer during the twelve-month period ending on December 31 of the immediately prior calendar year, or for the initial period, from the Closing Date until December 31, 1997, and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Holder by a request in writing to Trustee addressed to the Corporate Trust Office.

               SECTION 3.6 Annual Independent Accountants' Servicing Report. (a) On or before March 31 of each calendar year, beginning with March 31, 1998, Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to Servicer or Transferor) to furnish, as provided in Section 13.5, a report to Trustee, any Credit Enhancement Provider and each Rating Agency, to the effect that such firm has applied certain agreed upon procedures with Servicer and such firm has examined certain documents and records relating to the servicing of Accounts under this Agreement and each Supplement, compared the information contained in Servicer's certificates delivered pursuant to this Agreement during the period covered by such report with such documents and records, and that, on the basis of such agreed upon procedures, such firm is of the opinion (assuming the accuracy of any reports generated by Servicer's third party agents) that such servicing was conducted in compliance with this Agreement during the period covered by such report (which shall be the prior calendar year, or the portion thereof falling after the Initial Closing Date), except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. Unless otherwise provided with respect to any Series in the related Supplement, a copy of such report may be obtained by any Investor Holder by a request in writing to Trustee addressed to the Corporate Trust Office.

               (b) On or before March 31 of each calendar year, beginning with March 31, 1998, Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to Servicer or Transferor) to furnish, as provided in Section 13.5, a report, prepared using generally accepted auditing standards, to Trustee and each Rating Agency to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by Servicer pursuant to subsection 3.4(b) during the period covered by such report (which shall be the prior calendar year, or the portion thereof falling after the Initial Closing Date), with Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial to the financial statements of Servicer and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Holder by a request in writing to Trustee addressed to the Corporate Trust Office.

               SECTION 3.7 Tax Treatment. Transferor has structured this Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable Federal, state, local and foreign tax law as indebtedness. Transferor, Servicer, the Holder of the Transferor Certificate, each Investor Holder, and each Certificate Owner, agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of Federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Holder and the Holder of the Transferor Certificate, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this Section 3.7. Notwithstanding the foregoing or any other provision of this Agreement Transferor may, at its option, make any election that may in the future be available to it under the Internal Revenue Code to have the Trust or any Series treated as a "financial asset securitization investment trust" (or similar entity), so long as prior to that election taking effect Transferor delivers to Trustee an Opinion of Counsel to the effect that the election (a) will not cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and
          (b) will not cause or constitute an event in which gain or loss would be recognized by any Investor Holder.

               SECTION 3.8 Notices to Transferor. If Transferor is no longer acting as Servicer, any Successor Servicer pursuant to
          Section 10.2 shall deliver or make available to Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

               SECTION 3.9 Reports to the Commission. Servicer shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder. Transferor, if Transferor is not Servicer, shall, at the expense of Servicer, cooperate in any reasonable request of Servicer in connection with such filings.

          ARTICLE IV  RIGHTS OF HOLDERS AND ALLOCATION AND
                      APPLICATION OF COLLECTIONS

               SECTION 4.1 Rights of Holders. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Holders of such Series. The aggregate interest represented by such Certificates in the Principal Receivables at any time shall not exceed an amount equal to the Investor Interest at such time. The Transferor Certificate shall represent the remaining undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Transferor Certificate. The aggregate interest represented by the Transferor Certificate in the Principal Receivables at any time shall not exceed the Transferor Interest at such time and such Certificate shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Credit Enhancement issued with respect to any Series. If this Agreement is deemed to constitute a grant to Trustee, for the benefit of the Investor Holders, of a security interest in the Receivables and other Trust Assets, then the Transferor Certificate shall be deemed to represent Transferor's equity in the collateral granted.

               SECTION 4.2 Establishment of Accounts. (a) The Collection Account. Servicer, for the benefit of the Holders, shall establish and maintain in the name of Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Holders, or shall cause such Collection Account to be established and maintained, with an office branch of (i) a depository institution or trust company (which may include Trustee, Servicer or an Affiliate of Servicer) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia and with deposit insurance provided by BIF or SAIF; provided that at all times the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of at least P-1 and A-1, respectively, and, if rated by Fitch, a credit rating from Fitch of at least F-1, in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Moody's of at least Aa3 and from Standard & Poor's of at least AA-, and, if rated by Fitch, from Fitch of at least AA-, in the case of the long-term unsecured debt obligations, or (ii) a depository institution, which may include Trustee, which is acceptable to each Rating Agency (any of the foregoing being a "Qualified Institution"); provided further, that upon the insolvency of Servicer, the Collection Account shall not be permitted to be maintained with Servicer. Pursuant to authority granted to it pursuant to subsection 3.1(b), Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

               (b) The Finance Charge and Excess Funding Accounts. Trustee, for the benefit of the Investor Holders, shall establish and maintain with Trustee in the name of the Trust two segregated trust accounts (the "Finance Charge Account" and the "Excess Funding Account," respectively) bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Holders, or shall cause such Finance Charge Account or Excess Funding Account to be established and maintained with an office or branch of a Qualified Institution. Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Excess Funding Account and in all proceeds thereof. The Finance Charge Account and the Excess Funding Account shall be under the sole dominion and control of Trustee for the benefit of the Investor Holders. Pursuant to authority granted to it hereunder, Servicer shall have the revocable power to instruct Trustee to withdraw funds from the Finance Charge Account and the Excess Funding Account for the purpose of carrying out Servicer's duties hereunder. Trustee at all times shall maintain accurate records reflecting each transaction in the Finance Charge Account and the Excess Funding Account, and that funds held therein shall at all times be held in trust for the benefit of the Investor Holders.

               (c) The Distribution Account. Trustee, for the benefit of the Investor Holders, shall cause to be established and maintained in the name of the Trust, a segregated demand deposit trust account (the "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Holders, or shall cause such Distribution Account to be established and maintained, with an office or branch of a Qualified Institution (other than Transferor). Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of Trustee for the benefit of the Investor Holders.

               (d) Series Accounts. If so provided in the related Supplement, Trustee, for the benefit of the Investor Holders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Holders of such Series. Each such Series Account will be a trust account, if so provided in the related Supplement, and will have the other features and be applied as set forth in the related Supplement.

               (e) Administration of the Finance Charge Account, Excess Funding Account and Distribution Account. Funds on deposit in the Excess Funding Account, the Finance Charge Account and the Distribution Account shall at all times be invested by Trustee at the written direction of Servicer in Permitted Investments. Any such investment in the Finance Charge Account or the Excess Funding Account shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds are processed for collection, or if so specified in the related Supplement, immediately preceding a Distribution Date. Funds on deposit in the Distribution Account on any Transfer Date shall be invested in such Permitted Investments that will mature so that all such funds will be available for withdrawal on the related Distribution Date. Trustee shall maintain for the benefit of the Investor Holders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) and, as applicable, (c) of the definition thereof from the time of purchase thereof until the time of sale or maturity; provided that no such investment shall be disposed of prior to its maturity date. On each Transfer Date, all interest and other investment earnings (net of losses and investment expenses) accrued on or prior to that Transfer Date in connection with the investment of funds on deposit in the Collection Account, the Excess Funding Account, the Finance Charge Account, and the Distribution Account since the prior Transfer Date shall be deemed to constitute, and for all purposes hereof shall be treated as, Collections of Finance Charge Receivables with respect to the prior Monthly Period, except as otherwise specified in the related Supplement. Subject to the restrictions set forth above, Transferor, or a Person designated in writing by Transferor, of which Trustee shall have received written notification thereof, shall have the authority to instruct Trustee with respect to the investment of funds on deposit in the Excess Funding Account, the Finance Charge Account and the Distribution Account. For purposes of determining the availability of funds or the balances in the Finance Charge Account, the Excess Funding Account and the Distribution Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

               (f) Withdrawals from Excess Funding Account. Servicer shall instruct Trustee that funds on deposit in the Excess Funding Account shall be withdrawn and paid to the Holder of the Transferor Certificate on any date to the extent that the Transferor Interest is greater than the Minimum Transferor Interest (after giving effect to any addition of Principal Receivables to the Trust on such date). In addition, on any Distribution Date on which one or more Series that is a Principal Sharing Series is in an Amortization Period, Servicer shall determine the aggregate amounts of Series Principal Shortfalls, if any, with respect to each such Series (after giving effect to all allocation and payment provisions in the Supplement with respect to each such Series), and Servicer shall instruct Trustee to withdraw such amount from the Excess Funding Account (up to an amount equal to the lesser of (x) the amount on deposit in the Excess Funding Account after application of all transfers to the Excess Funding Account on that day and (y) the amount, if any, by which the Transferor Interest would be less than zero if there were no funds on deposit in the Excess Funding Account on that day) on such Distribution Date and allocate such amount among each such Series as specified in each related Supplement.

               SECTION 4.3 Collections and Allocations. (a) Collections. Except as provided below, Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of the insolvency of Servicer, then, immediately upon the occurrence of such event and thereafter, Servicer shall deposit all Collections into the Collection Account which may no longer be established and maintained with Servicer in accordance with subsection 4.2(a), and in no such event shall Servicer deposit any Collections thereafter into any account established, held or maintained with Servicer. For purposes of this Agreement, Servicer may allocate Recoveries, fee reversals and miscellaneous fees between the Accounts and other accounts in the Bank Portfolio on any reasonable basis.

               Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Transferor Certificate in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Transferor Certificate in accordance with this Article IV, in both cases as modified by any Supplement. Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

               Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, Transferor shall remain Servicer hereunder, and (a)(i) Servicer provides to Trustee a letter of credit covering collection risk of Servicer (the "Servicer Letter of Credit") or makes other arrangements to cover Servicer's collection risk, and (ii) the Rating Agency Condition shall have been satisfied with respect to the Servicer Letter of Credit or such other arrangements, or (b) Transferor shall have and maintain a certificate of deposit or unsecured short-term debt rating of P-1 by Moody's and of at least A-1 by Standard & Poor's and, if rated by Fitch, at least F-1 by Fitch, and deposit insurance provided by BIF or SAIF, Servicer need not deposit Collections into the Collection Account or from the Collection Account into the Excess Funding Account, the Finance Charge Account or any Series Account, as provided in any Supplement, or make payments to the Holder of the Transferor Certificate, prior to each Transfer Date, but may make such deposits, payments and withdrawals on each Transfer Date, in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

               Notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Excess Funding Account or any Series Account, as provided in any Supplement, (i) Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Excess Funding Account or any Series Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Investor Holders or to any Credit Enhancement Provider pursuant to the terms of any Supplement or agreement relating to such Credit Enhancement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i), Servicer may withdraw the excess from the Collection Account.

               (b) Allocations for Transferor Certificate. Throughout the existence of the Trust, unless otherwise stated in any Supplement, Servicer shall allocate to the Holder of the Transferor Certificate an amount equal to the product of (A) the applicable Transferor Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, Servicer need not deposit this amount or any other amounts so allocated to the Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Transferor Certificate.

               (c) Adjustments for Miscellaneous Credits and Fraudulent Charges. Servicer shall reduce (a "Credit Adjustment") on a net basis not later than the Determination Date following each Monthly Period the aggregate amount of Principal Receivables used to calculate the Transferor Interest with respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has successfully asserted a counterclaim or defense, (ii) which is reduced by Servicer by the amount of any rebate, refund, charge-back or adjustment (including Servicer errors) or (iii) which was created as a result of a fraudulent or counterfeit charge.

               If a Credit Adjustment would cause the Transferor Interest to be an amount less than zero, Transferor shall make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be less than zero after giving effect to such Credit Adjustment on such Date of Processing.

               (d) Estimation of Allocations. Until the Conversion Date:

                    (i) For the purposes of making the allocations
               described in Article IV, all Collections received by Servicer with respect to Receivables in each Billing Cycle shall be deemed, on each Date of Processing, to be Collections of Finance Charge Receivables up to the amount of Finance Charge Receivables billed as of the opening of such Billing Cycle with respect to Accounts in such Billing Cycle (with respect to each such Billing Cycle, the "Billed Finance Charge Receivables"). Collections received by Servicer with respect to Receivables in each Billing Cycle in excess of the related Billed Finance Charge Receivables shall be deemed, on each Date of Processing, to be Collections of Principal Receivables ("Billed Principal Receivables").

                    (ii) On a Business Day not later than the
               Determination Date in the Monthly Period following the Monthly Period in which a Billing Cycle ends (the "Collection Recomputation Date"), Servicer shall determine the amount of Collections of Finance Charge Receivables and the Collections of Principal Receivables received by Servicer on each Date of Processing during such Billing Cycle (the "Collected Finance Charge Receivables" and the "Collected Principal Receivables," respectively). Servicer shall recompute the allocations made on each Date of Processing during each such Billing Cycle pursuant to subsection 4.6(e)(i) based on the amount of Collected Finance Charge Receivables and Collected Principal Receivables and, based upon such recomputation, (x) Servicer shall pay to the Holder of the Transferor Certificate from monies in the Collection Account or, any Series Account as provided in each Supplement any underpayment to such Holder which such recomputation discloses, or (y) the Holder of the Transferor Certificate shall pay to the Servicer any overpayment of such Holder which such recomputation discloses, for deposit in the Collection Account or any Series Account as provided in each Supplement for the Monthly Period preceding such Determination Date for allocation pursuant to Article IV. Deposits and withdrawals with respect to the Collection Account and any Series Account shall be allocated to each Series based on the applicable Investor Percentage with respect to such Series as provided in the related Supplement.

                    (iii) All references in this Agreement (including
               any Supplement) to Default Amounts, Net Default Amounts, Recoveries and Net Recoveries with reference to any Monthly Period shall be deemed to refer to such amounts calculated with respect to Accounts in each Billing Cycle for the Billing Cycles ending in such Monthly Period and then aggregated.

               SECTION 4.4 Shared Principal Collections. On each Business Day, Shared Principal Collections may, at the option of Transferor, be applied (or held in the Collection Account for later application) as principal with respect to any Variable Interest or, so long as either no Principal Sharing Series is in an Amortization Period or no Principal Sharing Series that is in an Amortization Period will have a Series Principal Shortfall on the related Transfer Date (assuming no Pay Out Event occurs), be withdrawn from the Collection Account and paid to the Holder of the Transferor Certificate; and on each Distribution Date, (a) Servicer shall allocate Shared Principal Collections not previously so applied or paid to each applicable Principal Sharing Series, pro rata, in proportion to the Series Principal Shortfalls, if any, with respect to each such Series, and any remainder may, at the option of Transferor, be applied as principal with respect to any Variable Interest and (b) Servicer shall withdraw from the Collection Account or applicable Series Account and pay to the Holder of the Transferor Certificate any amounts representing Shared Principal Collections remaining after the allocations and applications referred to in clause (a); provided that, if, on any day a Retention Condition exists, Servicer shall not distribute to the Holder of the Transferor Certificate any Shared Principal Collections that otherwise would be distributed to the Holder of the Transferor Certificate, but shall deposit such funds in the Excess Funding Account to the extent required so that the Retention Condition no longer exists.

               SECTION 4.5 Excess Finance Charge Collections. On each Distribution Date, (a) Servicer shall apply the aggregate amount for all outstanding Excess Allocation Series of the amounts which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for the related Transfer Date to other Excess Allocation Series, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series, and (b) Servicer shall withdraw (or shall instruct Trustee to withdraw) from the Collection Account and pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Excess Allocation Series of the amounts which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Excess Allocation Series which the related Supplements specify are "Finance Charge Shortfalls", for such Distribution Date; provided that the sharing of Excess Finance Charge Collections among Excess Allocation Series will continue only until such time, if any, as Transferor shall deliver to Trustee an Officer's Certificate to the effect that, in the reasonable belief of Transferor, the continued sharing of Excess Finance Charge Collections among Excess Allocation Series would have adverse regulatory implications with respect to Transferor. Following the delivery by Transferor of such an Officer's Certificate to Trustee, there will not be any further sharing of Excess Finance Charge Collections among Excess Allocation Series.

               SECTION 4.6 Allocation of Trust Assets to Series or Groups. To the extent so provided in the Supplement for any Series or in an amendment to this Agreement executed pursuant to Section 13.1(a), Receivables and Participations conveyed to the Trust and all Collections received with respect to thereto may be allocated or applied in whole or in part to one or more Series or Groups as may be provided in such Supplement or amendment; provided that any such allocation and application shall be effective only upon satisfaction of the following conditions:

                    (i) on or before the fifth Business Day immediately preceding such allocation, the Servicer shall have given Trustee and each Rating Agency written notice of such allocation;

                    (ii) the Rating Agency Condition shall have been
               satisfied with respect to such allocation; and

                    (iii) the Servicer shall have delivered to Trustee
               an Officer's Certificate, dated the date of such allocation, to the effect that the Servicer reasonably believes that such allocation will not materially adversely affect the interests of the Holders of any Series issued and outstanding.

               Any such Supplement or amendment may provide that (i) such allocation to one or more particular Series or Groups may terminate upon the occurrence of certain events specified therein and (ii) upon the occurrence of any such event, such assets and any Collections with respect thereto shall be reallocated to other Series or Groups or to all Series, all as shall be provided in such Supplement or amendment.

                [THE REMAINDER OF ARTICLE IV IS RESERVED AND
                 SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH
                          RESPECT TO ANY SERIES.]

          ARTICLE V [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN THE SUPPLEMENT WITH RESPECT TO ANY SERIES.]

          ARTICLE VI  THE CERTIFICATES

               SECTION 6.1 The Certificates. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Transferor Certificate shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by Transferor to Trustee for authentication and redelivery as provided in Sections 6.1 and
          6.2. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. The Transferor Certificate shall also be issued as a single Certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of Transferor or Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

               SECTION 6.2 Authentication of Certificates. On the Initial Closing Date, Trustee shall authenticate and deliver the initial Series of Investor Certificates, to or upon the written order of Transferor against payment to Transferor or its designee of the Initial Investor Interest (net of any purchase or underwriting discount). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and non-assessable. Trustee shall authenticate and deliver the Transferor Certificate to Transferor simultaneously with its delivery to Transferor of the initial Series of Investor Certificates. Upon an Issuance as provided in Section 6.9 and the satisfaction of certain other conditions specified therein, Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of Transferor, to the Persons designated in such Supplement. Upon the order of Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of Trustee, in authorized denominations. If specified in the related Supplement for any Series, Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of Transferor, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

               SECTION 6.3 Registration of Transfer and Exchange of Certificates. (a) Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. Trustee is the initial Transfer Agent and Registrar. If any Investor Certificate is issued as a Global Certificate, Trustee may, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to Servicer. In the event that Trustee shall no longer be the Transfer Agent and Registrar, Trustee shall appoint a successor Transfer Agent and Registrar.

               Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, subject to the provisions of subsection 6.3(c), Transferor shall execute, and Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; provided that the provisions of this paragraph shall not apply to Bearer Certificates.

               At the option of an Investor Holder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Holder of a Bearer Certificate, subject to applicable laws and regulations (including the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this
          Section 6.3 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

               Whenever any Investor Certificates of any Series are so surrendered for exchange, Transferor shall execute, and Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Holder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to Trustee and the Transfer Agent and Registrar duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing.

               The preceding provisions of this Section 6.3 notwithstanding, Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

               Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to Trustee. Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

               Transferor shall execute and deliver to Trustee or the Transfer Agent and Registrar, as applicable, Bearer
          Certificates and Registered Certificates in such amounts and at such times as are necessary to enable Trustee to fulfill its responsibilities under this Agreement and the Certificates.

               (b) Except as provided in Section 2.9, 6.9 or 7.2 or this subsection 6.3(b), Transferor shall not transfer the Transferor Certificate or any interest therein. Transferor may surrender the Transferor Certificate to Trustee in exchange for a newly issued Transferor Certificate and one or more additional certificates (each a "Supplemental Certificate"), the terms of which shall be defined in a Supplement (which Supplement shall be subject to Section 13.1(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of Transferor (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                    (i) Trustee shall have received an Officer's
               Certificate of Transferor certifying that the Transferor Interest shall not be less than the Minimum Transferor Interest, in each case as of the date of, and after giving effect to, such exchange;

                    (ii) the Rating Agency Condition shall have been
               satisfied with respect to such exchange (or transfer or exchange as provided below); and

                    (iii) Transferor shall have delivered to Trustee and
               each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

          Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses
          (ii) and (iii).

               (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

               Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from Servicer regarding such transfer. The Transfer Agent and Registrar and Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. Servicer shall indemnify the Transfer Agent and Registrar and Trustee and hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.3(c).

               (d) The Transfer Agent and Registrar will maintain at its expense in New York, New York (and subject to this Section 6.3, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or any agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

               (e) The Certificates of any Series (or if there is more than one Class in a Series, each Class) may not be acquired with the plan assets of (i) any "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or (ii) any "plan" as defined in Section 4975 of the Internal Revenue Code (each a "Benefit Plan"), unless such Series (or Class) has been registered under Section 12(b) or
          Section 12(g) of the Securities Exchange Act of 1934, and the underwriter or underwriters for such Series (or Class) notifies Transferor and Trustee that as of the date immediately following the conclusion of the offering, the Certificates of such Series (or Class) have been sold to at least 100 separately named persons. If the Certificates of any Series (or Class) may not be acquired with plan assets because the foregoing requirements are not satisfied, then each purchaser and each transferee of such Certificates will be deemed to represent and warrant that it is not purchasing such Certificates with plan assets of a Benefit Plan.

               SECTION 6.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to Trustee that such Certificate has been acquired by a bona fide purchaser, Transferor shall execute and Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.4, Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               SECTION 6.5 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and for all other purposes whatsoever, and neither Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by Transferor, Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not Transferor, Servicer or an Affiliate thereof.

               In the case of a Bearer Certificate, Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and
          Article XII and for all other purposes whatsoever, and neither Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary.

               SECTION 6.6 Appointment of Paying Agent. (a) The Paying Agent shall make distributions to Investor Holders from the appropriate account or accounts maintained for the benefit of Holders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. Trustee (or Servicer if Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if Trustee (or Servicer if Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. Trustee (or Servicer if Trustee is the Paying Agent) shall notify the Rating Agencies of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be Trustee. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, Trustee shall appoint a co-paying agent in Luxembourg or another European city. Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to Servicer. In the event that Trustee shall no longer be the Paying Agent, Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 11.1, 11.2 and 11.3 shall apply to Trustee also in its role as Paying Agent, for so long as Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

               If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

               (b) Trustee shall cause the Paying Agent (other than itself) to execute and deliver to Trustee an instrument in which such Paying Agent shall agree with Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders and shall agree, and if Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by Trustee of payments in respect of Federal income taxes due from Certificate Owners.

               SECTION 6.7 Access to List of Holders' Names and Addresses. Trustee shall furnish or cause to be furnished by the Transfer Agent and Registrar to Servicer or the Paying Agent, within five Business Days after receipt by Trustee of a request therefor from Servicer or the Paying Agent, respectively, in writing, a list in such form as Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Holders as of the most recent Record Date for payment of distributions to Investor Holders. Unless otherwise provided in the related Supplement, Holders of the Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of the Investor Certificates of any Series (the "Applicants") may apply in writing to Trustee, and if such application states that the Applicants desire to communicate with other Investor Holders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Holders held by Trustee and shall give Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Holder, by receiving and holding a Certificate, agrees with Trustee that neither Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders hereunder, regardless of the source from which such information was obtained.

               SECTION 6.8 Authenticating Agent. (a) Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by Trustee or Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of Trustee by an authenticating agent and a certificate of authentication executed on behalf of Trustee by an authenticating agent. Each authenticating agent must be acceptable to Transferor.

               (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of Trustee or such authenticating agent.

               (c) An authenticating agent may at any time resign by giving written notice of resignation to Trustee and to Transferor. Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to Trustee or Transferor, Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to Trustee and Transferor.

               (d) Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8, and Trustee shall be entitled to be reimbursed and Servicer shall reimburse Trustee for such reasonable payments actually made, subject to the provisions of Section 11.5.

               (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

               (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

               "This is one of the certificates described in the Pooling and Servicing Agreement.

                             _______________________________________
                             as Authenticating Agent for Trustee,

                             By:____________________________________
                                Authorized Officer"


               SECTION 6.9 New Issuances. (a) Upon request by Transferor from time to time, Trustee shall issue to Transferor under Section 6.1, for execution and redelivery to Trustee for authentication under Section 6.2, one or more new Series of Investor Certificates. Any such Series shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Credit Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

               (b) Transferor may require Trustee to issue to Transferor under Section 6.1, for execution and redelivery to Trustee for authentication under Section 6.2, one or more newly issued Series of Investor Certificates or in connection with a Paired Series, interests in such Series, in exchange for a reduction in the Transferor Interest (any such transaction, a "Transferor Issuance"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement (and subject to any applicable requirements under the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Rule 13e-4), the Investor Holders of such Series may tender their Investor Certificates to Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for one or more newly issued Series of Investor Certificates (an "Investor Issuance"). Transferor may initiate an Issuance by notifying Trustee, in writing at least three days in advance (an "Issuance Notice") of the date upon which the Issuance is to occur (an "Issuance Date"). Any Issuance Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the Issuance Date and, with respect to each such Series, its Initial Investor Interest (or the method for calculating such Initial Investor Interest), the applicable interest rate (or the method for allocating interest payments or other cash flows to such Series), if any, and the Credit Enhancement Provider, if any, with respect to such Series. On the Issuance Date, Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following: (1) a Supplement satisfying the criteria set forth in subsection 6.9(c) executed by Transferor and specifying the Principal Terms of such Series, (2) the applicable Credit Enhancement, if any, (3) the agreement, if any, pursuant to which the Credit Enhancement Provider agrees to provide the Credit Enhancement, if any, (4) a Tax Opinion, (5) evidence that the Rating Agency Condition has been satisfied with respect to the Issuance, (6) an Officer's Certificate signed by a Vice President (or any more senior officer) of Transferor, that on the Issuance Date (i) Transferor, after giving effect to the Issuance, would not be required to add Additional Accounts pursuant to subsection 2.6(a) and
          (ii) after giving effect to such Issuance, the Transferor Interest would be at least equal to the Minimum Transferor Interest, and (7) the existing Investor Certificates, in the case of an Investor Issuance. Upon satisfaction of such conditions, Trustee shall issue as provided above, such Series of Investor Certificates, dated the Issuance Date and, in the case of an Investor Issuance, cancel the Investor Certificates tendered in exchange for the new Series. There is no limit to the number of Issuances that may be performed under this Agreement.

               (c) In conjunction with an Issuance, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include: (i) its name or designation,
          (ii) an Initial Investor Interest or the method of calculating the Initial Investor Interest, (iii) the method of determining any adjusted Investor Interest, if applicable, (iv) the applicable interest rate (or formula for its determination),
          (v) the Closing Date, (vi) each rating agency rating such Series, (vii) the name of the Clearing Agency, if any, (viii) the rights of Transferor that have been transferred to the Holders of such Series pursuant to such Issuance (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (ix) the interest payment date or dates and the date or dates from which interest shall accrue, (x) the periods during which or dates on which principal will be paid or accrued, (xi) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (xii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xiii) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of monies therein, (xiv) the Investor Servicing Fee and the Series Servicing Fee Percentage, (xv) the Minimum Transferor Interest and the Series Termination Date, (xvi) the terms of any Credit Enhancement with respect to such Series, and the Credit Enhancement Provider, if applicable, (xvii) the base rate applicable to such Series, (xviii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xix) any deposit into any account provided for such Series, (xx) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxi) whether Interchange or other fees will be included in the funds available to be paid for such Series, (xxii) the priority of any Series with respect to any other Series, (xxiii) the rights, if any, of Transferor that have been transferred to the holders of such Series, (xxiv) the Minimum Aggregate Principal Receivables, (xxv) whether such Series will be part of a Group, (xxvi) whether such Series will be a Principal Sharing Series, (xxvii) whether such Series will or may be a Paired Series and the Series with which it will be paired, if applicable and (xxviii) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series.

               (d) Upon satisfaction of the above conditions (mutatis mutandis), Transferor may also cause Trustee to enter into one or more agreements pursuant to which Trustee shall sell purchased interests in the Receivables and other Trust Assets to one or more purchasers. Such agreement(s) shall specify terms similar to Principal Terms for any such purchased interests and may grant the purchaser(s) of such interests, or an agent or other representative of such purchaser(s), notice and consultation rights with respect to any rights or actions of Trustee.

               SECTION 6.10 Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") for the Clearing Agency or Foreign Clearing Agency for such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.12:

                    (i) the provisions of this Section 6.10 shall be in
               full force and effect with respect to each such Series;

                    (ii) Transferor, Servicer, the Paying Agent, the
               Transfer Agent and Registrar and Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

                    (iii) to the extent that the provisions of this
               Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

                    (iv) the rights of Certificate Owners of each such
               Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

               SECTION 6.11 Notices to Clearing Agency. Whenever notice or other communication to the Holders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

               SECTION 6.12 Definitive Certificates. If (i) (A) Transferor advises Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) Trustee or Transferor is unable to locate a qualified successor, (ii) Transferor, at its option, advises Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or
          (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, Trustee shall notify all Certificate Owners or, with respect to clauses (ii) and (iii), Certificate Owners of the applicable Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to all Certificate Owners or, as the case may be, Certificate Owners of such series, in each case requesting the same. Upon surrender to Trustee of all Investor Certificates or the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, Trustee shall issue the applicable Definitive Certificates. Neither Transferor nor Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of any Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by Trustee, to the extent applicable with respect to such Definitive Certificates, and Trustee shall recognize the Holders of the Definitive Certificates of such Series as Holders of such Series hereunder.

               SECTION 6.13 Global Certificate; Euro-Certificate Exchange Date. If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary global certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Investor Interest and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

               SECTION 6.14 Meetings of Holders. To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, Servicer or Trustee may at any time call a meeting of the Holders of such Series, to be held at such time and at such place as Servicer or Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.1.

          ARTICLE VII  OTHER MATTERS RELATING TO TRANSFEROR

               SECTION 7.1 Liability of Transferor. Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Transferor.

               SECTION 7.2 Merger or Consolidation of, or Assumption of the Obligations of, Transferor. (a) Transferor shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                    (i) the Person formed by such consolidation or into
               which Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of Transferor substantially as an entirety shall be, if Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America and shall expressly assume, by an agreement supplemental hereto, executed and delivered to Trustee, in form satisfactory to Trustee, the performance of every covenant and obligation of Transferor, as applicable hereunder, and shall benefit from all the rights granted to Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.2 to a successor entity, Section 9.2 shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer's certificate described in subsection 7.2(a)(ii);

                    (ii) Transferor shall have delivered to Trustee an
               Officer's Certificate signed by a Vice President (or any more senior officer) of Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding; and

                    (iii) Transferor shall have delivered notice to each
               Rating Agency of such consolidation, merger, conveyance or transfer.

               (b) Upon satisfaction of the following conditions
          Transferor may sell or otherwise dispose of all Trust Assets to any other Person, which Person shall thereafter be Transferor and, if so agreed, Servicer for all purposes of this Agreement:

               (i) Transferor delivers an Opinion of Counsel to Trustee; and

               (ii) the Rating Agency Condition is satisfied.

               In connection with such designation, the old Transferor shall surrender the Transferor Certificate to Trustee in exchange for a Transferor Certificate issued to the new
          Transferor.

               (c) The obligations of Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of Transferor hereunder except as described in subsection (a) and
          (b) above and in Section 2.9.

               SECTION 7.3 Limitation on Liability. Transferor and its directors, officers, employees and agents shall not be under any liability to the Trust, Trustee, the Holders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided that this provision shall not protect Transferor or its officers, directors, employees, or agents against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, or under any Supplement.


          ARTICLE VIII  OTHER MATTERS RELATING TO SERVICER

               SECTION 8.1 Liability of Servicer. Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer in such capacity herein.

               SECTION 8.2 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                    (i) the Person formed by such consolidation or into
               which Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America and, if Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to Trustee in form satisfactory to Trustee, the performance of every covenant and obligation of Servicer hereunder (and to the extent that any right, covenant or obligation of Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

                    (ii) Servicer shall have delivered to Trustee an
               Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to Servicer; and

                    (iii) Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

               SECTION 8.3 Limitation on Liability of Servicer and Others. The directors, officers, employees or agents of Servicer shall not be under any liability to the Trust, Trustee, the Holders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided that this provision shall not protect the directors, officers, employees and agents of Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.4 with respect to the Trust and Trustee, its officers, directors, employees and agents, Servicer shall not be under any liability to the Trust, Trustee, its officers, directors, employees and agents, the Holders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided that this provision shall not protect Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

               SECTION 8.4 Servicer Indemnification of the Trust and Trustee. Servicer shall indemnify and hold harmless the Trust and Trustee, its officers, directors, employees and agents, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of Servicer with respect to activities of the Trust or Trustee pursuant to this Agreement or any Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that (a) Servicer shall not indemnify Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by Trustee, (b) Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by Trustee at the request of the Investor Holders, (c) Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of Defaulted Accounts or Receivables which are charged off as uncollectible and (d) that Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Holders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive termination of this Agreement and the resignation or removal of Trustee.

               SECTION 8.5 Servicer Not to Resign. Except as provided in subsection 7.2(b), Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of Servicer shall be evidenced as to clause (i) by an Opinion of Counsel to such effect delivered to Trustee. No such resignation shall become effective until Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of Servicer in accordance with Section 10.2. If Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, Trustee shall serve as Successor Servicer hereunder until such time as Trustee shall appoint a Successor Servicer and such Successor Servicer shall have assumed the responsibilities and obligations of Servicer in accordance with Section 10.2.

               SECTION 8.6 Access to Certain Documentation and Information Regarding the Receivables. Servicer shall provide Trustee access to the documentation regarding the Accounts and the Receivables when Trustee is required in connection with the enforcement of the rights of the Investor Holders, or by applicable law, to review such documentation, such access being afforded without charge but only upon reasonable request, during normal business hours, subject to Servicer's normal security and confidentiality procedures and at offices designated by Servicer. Nothing in this Section 8.6 shall derogate from the obligation of Transferor, Trustee or Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of Servicer to provide access as provided in this Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.

               SECTION 8.7 Delegation of Duties. In the ordinary course of business, Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Account Guidelines. Any such delegations shall not relieve Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof. If any such delegation is to a party other than an Affiliate of Transferor, notification thereof shall be given to each Rating Agency.

               SECTION 8.8 Examination of Records. Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

          ARTICLE IX  TRUST PAY OUT EVENTS

               SECTION 9.1 Trust Pay Out Events. Each of the following events (each, a "Trust Pay Out Event") shall constitute a Pay Out Event with respect to all Series of Certificates, immediately upon the occurrence of such event, and without any notice or other action on the part of Trustee or the Investor
          Holders:

               (a) Transferor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Transferor; or Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

               (b) the Trust shall become an "investment company" within the meaning of the Investment Company Act.

               SECTION 9.2 Additional Rights Upon the Occurrence of Certain Events. If Transferor shall consent to the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against Transferor (an "Insolvency Event"), Transferor shall on the day of such Insolvency Event immediately cease to transfer Principal Receivables and Discount Option Receivables to the Trust and shall promptly give notice to Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables and Discount Option Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables or Discount Option Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

          ARTICLE X  SERVICER DEFAULTS

               SECTION 10.1  Servicer Defaults. If any one of the
          following events (a "Servicer Default") shall occur and be continuing:

               (a) any failure by Servicer to make any payment, transfer or deposit or to give instructions or notice to Trustee pursuant to Article IV or to instruct Trustee to make any required drawing, withdrawal, or payment under any Credit Enhancement on or before the date occurring ten Business Days after the date such payment, transfer, deposit withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

               (b) failure on the part of Servicer duly to observe or perform in any respect any other covenants or agreements of Servicer set forth in this Agreement, which has a material adverse effect on the Investor Holders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Trustee, or to Servicer and Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Investor Interest of any Series adversely affected thereby and continue to materially adversely affect such Investor Holders for such period; or Servicer shall delegate its duties under this Agreement, except as permitted by
          Section 8.7;

               (c) any representation, warranty or certification made by Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Holders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Trustee, or to Servicer and Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Holders for such period; or

               (d) Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidating of its affairs, shall have been entered against Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, so long as such Servicer Default shall not have been remedied, either Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to Servicer (and to Trustee if given by the Investor Holders) (a "Termination Notice"), may terminate all of the rights and obligations of Servicer as Servicer under this Agreement.

               After receipt by Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by Trustee pursuant to Section 10.2, all authority and power of Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and Trustee is hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purpose of such transfer of servicing rights and obligations. Servicer agrees to cooperate with Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of Servicer to conduct servicing hereunder including the transfer to such Successor Servicer of all authority of Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by Servicer for deposit, or which have been deposited by Servicer, in the Collection Account, the Finance Charge Account, the Excess Funding Account, and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds and Interchange (if any) applicable to the Trust. Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require Servicer to disclose to the Successor Servicer information of any kind which Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as Servicer shall deem necessary to protect its interests. Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Credit Enhancement with respect to any Series to the Successor Servicer.

               Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.1(a) for a period of 30 Business Days or under subsection 10.1(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and Servicer shall provide Trustee, any Credit Enhancement Provider, Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to so perform its obligations.

               SECTION 10.2  Trustee to Act; Appointment of Successor.
          (a) On and after the receipt by Servicer of a Termination Notice pursuant to Section 10.1, Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by Trustee in writing or, if no such date is specified in such Termination Notice or otherwise specified by Trustee, until a date mutually agreed upon by Servicer and Trustee. Trustee shall notify each Rating Agency of such removal of Servicer. Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to Trustee. Trustee may obtain bids from any potential successor servicer. If a Successor Servicer has not been appointed and has not accepted its appointment at the time when Servicer ceases to act as Servicer, Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and in each case whose regular business includes the servicing of VISA or MasterCard credit card receivables as the Successor Servicer hereunder.

               (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Agreement to Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Credit Enhancement.

               (c) In connection with such appointment and assumption, Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided that no such compensation shall be in excess of the Servicing Fee permitted to Servicer pursuant to
          Section 3.2. Transferor agrees that if Servicer is terminated hereunder, it will agree to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

               (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section
          12.1 and shall pass to and be vested in Transferor and Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Transferor in such electronic form as Transferor may reasonably request and shall transfer all other records, correspondence and documents to Transferor in the manner and at such times as Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to Transferor information of any kind which the Successor Servicer deems to be confidential, Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

               SECTION 10.3 Notification to Holders. Within two Business Days after Servicer becomes aware of any Servicer Default, Servicer shall give prompt written notice thereof to Trustee and any Credit Enhancement Provider, and Trustee shall give notice to the Investor Holders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, Trustee shall give prompt written notice thereof to Investor Holders at their respective addresses appearing in the Certificate Register.

               SECTION 10.4 Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each Series adversely affected by any default by Servicer or Transferor may, on behalf of all Holders of such Series, waive any default by Servicer or Transferor in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          ARTICLE XI  TRUSTEE

               SECTION 11.1 Duties of Trustee. (a) Trustee, prior to the occurrence of any Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived), Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b) Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

               (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided that:

                    (i) Trustee shall not be personally liable for an
               error of judgment made in good faith by a Responsible Officer or Responsible Officers of Trustee, unless it shall be proved that Trustee was negligent in ascertaining the pertinent facts;

                    (ii) Trustee shall not be personally liable with
               respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to Trustee, or exercising any trust or power conferred upon Trustee in relation to such Series, under this Agreement; and

                    (iii) Trustee shall not be charged with knowledge of
               any failure by Servicer referred to in clauses (a), (b) or (c) of Section 10.1 unless a Responsible Officer of Trustee obtains actual knowledge of such failure or Trustee receives written notice of such failure from Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby.

               (d) Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require Trustee to perform, or be responsible for the manner of performance of, any of the obligations of Servicer under this Agreement except during such time, if any, as Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, Servicer in accordance with the terms of this Agreement.

               (e) Except for actions expressly authorized by this Agreement, Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

               (f) Except as provided in this subsection 11.1(f), Trustee shall have no power to vary the corpus of the Trust including the power to (i) accept any substitute obligation for a Receivable assigned to the Trust under Section 2.1 or 2.6, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.6, or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Sections 2.7, 9.2, 10.2, 12.1 or
          12.2 or subsections 2.4(d), 2.4(e) or Article IV.

               (g) If the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, then, subject to subsection 11.1(d), Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

               (h) If Transferor has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of Transferor, Trustee shall enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in Transferor's credit card receivables; provided that Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Holders and, upon the request of Trustee, Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by Trustee.

               SECTION 11.2 Certain Matters Affecting Trustee. Except as otherwise provided in Section 11.1:

               (a) Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to Trustee, the monthly Holder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

               (b) Trustee may consult with counsel selected by it in good faith, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (c) Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Credit Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders or any Credit Enhancement Provider, pursuant to the provisions of this Agreement, unless such Holders or Credit Enhancement Provider shall have offered to Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and any Credit Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

               (d) Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (e) Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables in Accounts as of the Cut-Off Date or any Additional Accounts, any Reassignment of Removed Accounts, the initial report, any daily Servicer's report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to Trustee, the monthly Holder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which could be adversely affected if Trustee does not perform such acts;

               (f) Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian (including any Transfer Agent and Registrar or Paying Agent) appointed with due care by it hereunder; and

               (g) Except as may be required by subsection 11.1(a), Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by Transferor with its representations and warranties or for any other purpose.

               SECTION 11.3 Trustee Not Liable for Recitals in Certificates. Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. Trustee shall not be accountable for the use or application by Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account, or the Finance Charge Account, or any Series Account by Servicer.

               SECTION 11.4 Trustee May Not Own Certificates. Trustee in its individual capacity shall not, but in a fiduciary or any other capacity may, become the owner of Investor Certificates. In connection with such ownership in other than its individual capacity, Trustee shall have the same rights as it would have if it were not Trustee.

               SECTION 11.5 Servicer to Pay Trustee's Fees and Expenses. Servicer shall pay to Trustee from time to time, and Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of Trustee, and, subject to
          Section 8.4, Servicer will pay or reimburse Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by Trustee in its capacity as Successor Servicer.

               The obligations of Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of Trustee.

               SECTION 11.6 Eligibility Requirements for Trustee. Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's and, if rated by Fitch, at least BBB- by Fitch, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, Trustee shall resign immediately in the manner and with the effect specified in
          Section 11.7.

               SECTION 11.7 Resignation or Removal of Trustee. (a) Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to Servicer. Upon receiving such notice of resignation, Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

               (b) If at any time Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by Transferor, or if at any time Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of Trustee or of its property shall be appointed, or any public officer shall take charge or control of Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Transferor may, but shall not be required to, remove Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to Trustee so removed and one copy to the successor trustee.

               (c) Any resignation or removal of Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section
          11.8 hereof and any liability of Trustee arising hereunder shall survive such appointment of a successor trustee.

               SECTION 11.8 Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

               (b) No successor trustee shall accept appointment as provided in this Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6.

               (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Holders at their addresses as shown in the Certificate Register.

               SECTION 11.9 Merger or Consolidation of Trustee. Any Person into which Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Trustee shall be a party, or any Person succeeding to the corporate trust business of Trustee, shall be the successor of Trustee hereunder, provided such Person shall be eligible under
          Section 11.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               SECTION 11.10 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.

               (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i) all rights, powers, duties and obligations
               conferred or imposed upon Trustee shall be conferred or imposed upon and exercised or performed by Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to Servicer hereunder), Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Trustee;

                    (ii) no trustee hereunder shall be personally liable
               by reason of any act or omission of any other trustee hereunder; and

                    (iii) Trustee may at any time accept the resignation
               of or remove any separate trustee or co-trustee.

               (c) Any notice, request or other writing given to Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, Trustee. Every such instrument shall be filed with Trustee and a copy thereof given to Servicer.

               (d) Any separate trustee or co-trustee may at any time constitute Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               SECTION 11.11 Tax Returns. If the Trust shall be required to file tax returns, Servicer shall prepare or cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to Trustee for signature and, to the extent possible, file such returns at least five days before such returns are due to be filed. Trustee is hereby authorized to sign any such return on behalf of the Trust. Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Holders and shall deliver such information to Trustee at least five days prior to the date it is required by law to be distributed to Holders. Trustee, upon request, shall furnish Servicer with all such information known to Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall cause such tax returns to be signed in the manner required by law. In no event shall Trustee or Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including Federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

               SECTION 11.12 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of Trustee, its agents and counsel, be for the ratable benefit of any Series of Holders in respect of which such judgment has been obtained.

               SECTION 11.13 Suits for Enforcement. If a Servicer Default shall occur and be continuing, Trustee, in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of any Series of Holders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of Trustee or any Series of Holders.

               SECTION 11.14 Rights of Holders to Direct Trustee. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust, or power that does not relate to all Series, 50% of the Aggregate Investor Interest of the Investor Certificates of all Series to which such remedy, trust, or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to Trustee, or exercising any trust or power conferred on Trustee; provided that (a) subject to Section 11.1, Trustee shall have the right to decline to follow any such direction if Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if Trustee in good faith shall, by a Responsible Officer or Responsible Officers of Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not parties to such direction and (b) nothing in this Agreement shall impair the right of Trustee to take any action deemed proper by Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

               SECTION 11.15 Representations and Warranties of Trustee. Trustee represents and warrants that:

                    (i) Trustee is a [[_________] corporation]
               organized, existing and authorized to engage in the business of banking under the laws of [the State of ________________];

                    (ii) Trustee has full power, authority and right to
               execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                    (iii) this Agreement has been duly executed and
               delivered by Trustee.

               SECTION 11.16 Maintenance of Office or Agency. Trustee will maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon Trustee in respect of the Certificates and this Agreement may be served. Trustee initially appoints the Corporate Trust Office as its office for such purposes in New York. Trustee will give prompt written notice to Servicer and to Holders in accordance with
          Section 13.5 (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

          ARTICLE XII  TERMINATION

               SECTION 12.1 Termination of Trust. (a) The respective obligations and responsibilities of Transferor, Servicer and Trustee created hereby (other than the obligation of Trustee to make payments to Holders as hereafter set forth) shall terminate, except with respect to the duties described in
          Section 11.5 and subsections 2.4(c) and 12.3(b), on the Trust Termination Date; provided that the Trust shall not terminate on the date specified in clause (a) of the definition of "Trust Termination Date" if each of Servicer and the Holder of the Transferor Certificate notify Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided that the Extended Trust Termination Date shall in any event not be later than the day specified in clause (c) of the definition of "Trust Termination Date." Servicer and the Holder of the Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to Trustee changing the Extended Trust Termination Date.

               (b) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), Trustee will sell or cause to be sold, and pay the proceeds first, to all Holders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the Investor Interest of such Series at the close of business on such date (but in no event in excess of the applicable Investor Percentages of Principal Receivables and Finance Charge Receivables on such date). Trustee shall notify each Credit Enhancement Provider of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider an opportunity to bid on such Receivables. Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

               SECTION 12.2 Optional Purchase. (a) If so provided in any Supplement, Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement; provided that if the short term deposits or long-term unsecured debt obligations of Transferor are not rated at the time of such purchase of Certificates at least P-3 or Baa-3, respectively, by Moody's, no such event shall occur unless Transferor shall deliver an Opinion of Counsel reasonably acceptable to Trustee that such deposit into the Distribution Account as provided in the related Supplement would not constitute a fraudulent conveyance of Transferor.

               (b) The amount deposited pursuant to subsection 12.2(a) shall be paid to the Investor Holders of the related Series pursuant to Section 12.3 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by Transferor pursuant to subsection 12.2(a) shall be delivered by Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to Trustee and Transferor. The Investor Interest of each Series which is purchased by Transferor pursuant to subsection 12.2(a) shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.

               SECTION 12.3  Final Payment with Respect to any Series.
          (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Holders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from Servicer to Trustee) by Trustee to Investor Holders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.4(e), 9.2(b), or 12.2(a) of this Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. Servicer's notice to Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Holders.

               (b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Excess Funding Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Holders of the related Series and the Paying Agent or Trustee shall pay such funds to the Holders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Holders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice to Investor Holders, Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Holders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Holders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Holders. Trustee and the Paying Agent shall pay to Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to Transferor, Investor Holders entitled to the money must look to Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

               (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to Trustee and Transferor.

               SECTION 12.4 Termination Rights of Holder of Transferor Certificate. Upon the termination of the Trust pursuant to
          Section 12.1, and after payment of all amounts due hereunder on or prior to such termination and surrender of the Transferor Certificate, Trustee shall execute a written reconveyance substantially in the form of Exhibit H pursuant to which it shall reconvey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables and Recoveries) and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocable to the Trust pursuant to any Supplement, and all proceeds thereof, except for amounts held by Trustee pursuant to subsection 12.3(b). Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.

               SECTION 12.5 Defeasance. Notwithstanding anything to the contrary in this Agreement:

               (a) Transferor may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (in any such case, the "Defeased Series") on the date the applicable conditions set forth in subsection 12.5(c) are satisfied (a "Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in subsection 12.5(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) the right of any Credit Enhancement Provider to the repayment of any amount due to it under the applicable Credit Enhancement and Supplement, including interest thereon; (iii) Transferor's obligations with respect to such Certificates under Sections 6.3 and 6.4; (iv) the rights, powers, trusts, duties and immunities of Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (v) this Section 12.5.

               (b) Subject to subsection 12.5(c),Transferor at its option may cause Collections allocated to the Defeased Series and available to purchase Principal Receivables to be applied to purchase Permitted Investments rather than Principal Receivables.

               (c) The following shall be the conditions to Defeasance under subsection 12.5(a): (i) Transferor irrevocably shall have deposited or caused to be deposited with Trustee (such deposit to be made other than from Transferor's funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to Trustee, as trust funds in trust for making the payments described below, (A) Dollars in an amount, or (B) Permitted Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Credit Enhancement Providers, if any, with respect to the Defeased Series; and (ii) prior to any exercise of its right pursuant to this Section 12.5 with respect to a Defeased Series to substitute money or Permitted Investments for Receivables, (x) Transferor shall have delivered to Trustee a Tax Opinion with respect to such deposit and termination of obligations and an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and (y) Transferor shall have delivered to Trustee and each Credit Enhancement Provider an Officer's Certificate stating that Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event with respect to any Series.

          ARTICLE XIII  MISCELLANEOUS PROVISIONS

               SECTION 13.1 Amendment. (a) This Agreement or any Supplement may be amended in writing from time to time by Servicer, Transferor and Trustee, without the consent of any of Holders; provided that such action shall not, in the reasonable belief of Transferor, as evidenced by an Officer's Certificate from Transferor addressed and delivered to Trustee, adversely affect in any material respect the interests of any Investor Holders; provided, further, that each Rating Agency shall have notified Transferor, Servicer and Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency. This Agreement or any Supplement may be amended in writing by Servicer, Transferor and Trustee, without the consent of any of the Holders to (i) provide for additional Credit Enhancement or substitute Credit Enhancement with respect to a Series (so long as the amount of such substitute Credit Enhancement, unless otherwise provided in any related Supplement, is equal to the original Credit Enhancement for such Series), (ii) add one or more Participations to the Trust, (iii) to effect the designation of any additional Transferor or to provide for the addition to the Trust of Participations, (iv) cure any ambiguity or correct or supplement any provision contained in the Agreement or Series Supplement which may be defective or inconsistent with any other provisions thereof, (v) enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Seven Year Balanced Budget Act of 1995," H.R. 2491, 104th Cong., 1st Sess. (1995), or to enable the Trust to qualify and an election to be made for similar treatment under such comparable subsequent Federal income tax provisions as may ultimately be enacted into law (and, in connection with any such election, to modify or eliminate existing provisions relating to the intended Federal income tax treatment of the Certificates and the Trust), (vi) enable the Trust to qualify as a partnership for purposes of any state tax laws (including by amending Section 9.2 to read in its entirety substantially as set forth on Exhibit I), and
          (vii) enable Receivables transferred to the Trust to be derecognized by Transferor (or applicable additional Transferor) under applicable accounting principles and the Trust to not be treated as a member of Transferor's (or such related additional Transferor's) consolidated group under applicable accounting principles.

               (b) This Agreement or any Supplement may also be amended in writing from time to time by Servicer, Transferor and Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each outstanding Series or Class adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Holders of any Series or Class then issued and outstanding; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Holder of such Series, (ii) change the definition of or the manner of calculating the Investor Interest or the Investor Percentage of such Series without the consent of each Investor Holder of such Series, or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Holder of all Series adversely affected. Trustee may, but shall not be obligated to, enter into any such amendment which affects Trustee's rights, duties or immunities under this Agreement or otherwise.

               (c) Notwithstanding anything in this Section 13.1 to the contrary, the Supplement with respect to any Series may be amended on the items and in accordance with the procedures provided in such Supplement.

               (d) Promptly after the execution of any such amendment (other than an amendment pursuant to subsection (a)), Trustee shall furnish notification of the substance of such amendment to each Investor Holder of each Series adversely affected and to each Rating Agency providing a rating for such Series.

               (e) It shall not be necessary for the consent of Investor Holders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Holders shall be subject to such reasonable requirements as Trustee may prescribe.

               (f) Any Supplement executed and delivered pursuant to
          Section 6.9 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Section
          2.6 or 2.7, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.1(a) and (b).

               (g) In connection with any amendment, Trustee may request an Opinion of Counsel from Transferor or Servicer to the effect that the amendment complies with all requirements of this Agreement.

               SECTION 13.2 Protection of Right, Title and Interest to Trust. (a) Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Holders' and Trustee's right, title and interest to the Trust to be promptly recorded, registered, and filed, and at all times to be kept recorded, registered, and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and, interest of the Holders or Trustee, as the case may be, hereunder to all property comprising the Trust. Servicer shall deliver to Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Transferor shall cooperate fully with Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

               (b) Within 30 days after Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with subsection (a) seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the State of Louisiana, Transferor shall give Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

               (c) Each of Transferor and Servicer will give Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of Transferor and Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

               (d) The Servicer will deliver to Trustee: (i) upon each date that any Additional Accounts are to be included in the Accounts pursuant to subsection 2.6(a) or (b), an Opinion of Counsel substantially in the form of Exhibit E; and (ii) on or before March 31 of each year, beginning with March 31, 1998, an Opinion of Counsel, substantially in the form of Exhibit F.

               (e) Upon not less than 5 Business Days' written notice from Transferor to Trustee and Servicer that Transferor wishes to dispose of any receivables arising from any of its VISA, MasterCard, Private Label or other revolving credit accounts which are not Accounts but which are included in the Bank Portfolio, Trustee shall execute and deliver such instruments of release, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by Transferor to release of record any purported right, title or interest of the Trust in and to such receivables, all monies due or to become due with respect to such receivables and all proceeds of such receivables; provided that Transferor shall deliver to Trustee and Servicer a certificate dated the date of such release, certifying that no property described in such release constitutes Trust Assets.

               SECTION 13.3 Limitation on Rights of Holders. (a) The death or incapacity of any Holder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Holder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               (b) No Holder shall have any right to vote (except with respect to the Investor Holders as provided in Section 13.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association; nor shall any Holder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               (c) No Holder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given written notice to Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Holder with every other Holder and Trustee, that no one or more Holders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section 13.3, each and every Holder and Trustee shall be entitled to such relief as can be given either at law or in equity.

               SECTION 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               SECTION 13.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile or courier or mailed by registered mail, return receipt requested, to (a) in the case of Transferor and Servicer, First National Bank of Commerce, 201 Saint Charles Avenue, 29th Floor, New Orleans, Louisiana 70170, Attention:
          Michael A. Flick, Secretary, (b) in the case of Trustee, the Corporate Trust Office, (c) in the case of the Credit Enhancement Provider for a particular Series, the address or facsimile number, if any, specified in the Supplement relating to such Series, and (d) in the case of the Rating Agency for a particular Series, the address or facsimile number, if any, specified in the Supplement relating to such Series; or, as to each party, such other address or facsimile number as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any notice to Investor Holders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

               SECTION 13.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Holders thereof.

               SECTION 13.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each Series on a Series-by-Series basis.

               SECTION 13.8 Certificates Non-Assessable and Fully Paid. It is the intention of the parties to this Agreement that the Holders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

               SECTION 13.9 Further Assurances. Transferor and Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

               SECTION 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Trustee, any Credit Enhancement Provider or the Investor Holders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

               SECTION 13.11  Counterparts. This Agreement may be
          executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               SECTION 13.12 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders and, to the extent provided in the related Supplement, to the Credit Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

               SECTION 13.13 Actions by Holders. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Holders, such action, notice or instruction may be taken or given by any Investor Holder, unless such provision requires a specific percentage of Investor Holders.

               (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Holder shall bind such Holder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by Trustee or Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

               SECTION 13.14 Rule 144A Information. For so long as any of the Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of Transferor, Servicer, Trustee and the Credit Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Holders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Holder upon the request of such Investor Holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

               SECTION 13.15 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

               SECTION 13.16 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                               FIRST NATIONAL BANK OF COMMERCE,
                                 Transferor and Servicer


                              By:____________________________________________
                                 Name:
                                 Title:


                                _____________________________________________
                                 Trustee


                                By:__________________________________________
                                   Name:
                                   Title:

                                                   EXHIBIT A

                       FORM OF TRANSFEROR CERTIFICATE
                       ------------------------------

               Unless this Certificate is presented by an authorized representative of First National Bank of Commerce, a national banking association ("First NBC"), to ___________________________, as trustee (the "Trustee") or its agent for exchange, and any certificate issued is registered in the name of First NBC or in such other name as requested by an authorized representative of First NBC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL.


                    FIRST NBC CREDIT CARD MASTER TRUST
                           Transferor Certificate


          Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of revolving credit card receivables, initially comprised of a portion MasterCard(R) and VISA(R)**<F8> and Private Label credit card receivables generated or acquired by First National Bank of Commerce and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                    (Not an interest in or obligation of
                      First National Bank of Commerce
                         or any Affiliate thereof.)


          -----------------------------
          <F8>
          ** MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and of VISA U.S.A., Inc., respectively.</F8>

               This certifies that FIRST NATIONAL BANK OF COMMERCE (the "Holder of the Transferor Certificate") is the registered owner of an undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created and arising in connection with selected MasterCard, VISA and Private Label credit card accounts (the "Accounts") of First National Bank of Commerce, a national banking association organized under the laws of the United States, all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables and Recoveries), the right to certain amounts received as Interchange with respect to the Accounts, the rights to any Credit Enhancement and certain other assets and interests constituting the Trust pursuant to a Pooling and Servicing Agreement dated as of ______________ ___, 1997 (the "Pooling and Servicing Agreement"), by and between First National Bank of Commerce, as Transferor ("Transferor") and as Servicer ("Servicer"), and _________________, a [[___________]
          banking corporation], as Trustee ("Trustee") as the same may be supplemented from time to time by a supplement (a "Supplement"). Any Supplement may issue a Series of Investor Certificates or a Supplemental Certificate. Each Series of Investor Certificates will represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series. This Transferor Certificate represents the remaining undivided interest in the Trust, but does not represent any interest in Investor Certificates, except as provided in the Pooling and Servicing Agreement, or the benefits of any Credit Enhancement.

               Transferor has structured the Pooling and Servicing Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable Federal, state, local and foreign tax law as indebtedness, and each of Transferor, Servicer, the Holder of the Transferor Certificate and each Holder of an Investor Certificate (or Certificate Owner) by acceptance of its Certificate (or in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein), agrees to treat and to take no action inconsistent with the treatment of the Investor Certificates (or any beneficial interest therein) as indebtedness for purposes of Federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Holder of an Investor Certificate agrees that it will cause any Certificate Owner acquiring an interest in an Investor Certificate through it to comply with the Pooling and Servicing Agreement and any applicable Supplement as to treatment of the Investor Certificates as indebtedness for certain tax purposes.

               To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Transferor Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder of the Transferor Certificate by virtue of the acceptance hereof assents and by which the Holder of the Transferor Certificate is bound.

               Except as provided in the Pooling and Servicing
          Agreement, Transferor may not transfer this Transferor
          Certificate or any interest herein.

               This Transferor Certificate represents an interest in only the First NBC Credit Card Master Trust. This Transferor Certificate does not represent an obligation of, or an interest in, Transferor or Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Transferor Certificate is limited in right of payment to certain collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by or on behalf of Trustee, by manual signature, this Transferor Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

               IN WITNESS WHEREOF, FIRST NATIONAL BANK OF COMMERCE has caused this Transferor Certificate to be duly executed under its official seal.


                                  By:_______________________________
                                          Authorized Officer



          [Seal]

          Attested to:


          By:___________________
                  Secretary


          Date: _________________

               Form of Trustee's Certificate of Authentication

                         CERTIFICATE OF AUTHENTICATION
                         -----------------------------

               This is the Transferor Certificate referred to in the within-mentioned Pooling and Servicing Agreement.



                                  ______________________________,
                                  Trustee



                                  By:___________________________
                                      Authorized Signatory

                                                          EXHIBIT B



                     FORM OF ASSIGNMENT OF RECEIVABLES
                     ---------------------------------
                           IN ADDITIONAL ACCOUNTS
                           ----------------------

                       (As required by Section 2.6 of
                    the Pooling and Servicing Agreement)

               ASSIGNMENT No. _______ OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of _____________, ___***<F9> by and between FIRST NATIONAL BANK OF COMMERCE, a national banking association, as Transferor ("Transferor") and Servicer ("Servicer"), and __________________, [a [_________] banking corporation], as Trustee ("Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

                                WITNESSETH:

               WHEREAS, Transferor, Servicer and Trustee are parties to the Pooling and Servicing Agreement dated as of ________________ __, 1997 (as may be amended and supplemented from time to time, the "Agreement");

               WHEREAS, pursuant to the Agreement, Transferor wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as such terms are defined in the Agreement); and

               WHEREAS, Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

               NOW, THEREFORE, Transferor, Servicer and Trustee hereby agree as follows:

               1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

          -----------------------------
          <F9>
          ***   To be dated as of the applicable Addition Date.</F9>


               "Addition Date" means, with respect to the Additional Accounts designated hereby, ________, ____.

               "Addition Cut Off Date" means, with respect to the Additional Accounts designated hereby, ________, ____.

               2. Designation of Additional Accounts. Within ten Business Days after the Addition Date, Transferor will deliver to Trustee an Account Schedule identifying all such Additional Accounts and specifying for each such Account, as of the Addition Cut Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which Account Schedule shall be immediately incorporated into and made a part of this Assignment and the Agreement.

               3. Conveyance of Receivables. Transferor does hereby transfer, assign, set over and otherwise convey to Trustee, on behalf of the Trust, for the benefit of the Holders, without recourse, all its right, title and interest in, to and under the Receivables of such Additional Accounts existing at the close of business on the Addition Date and thereafter created and arising in connection with the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and Recoveries), all proceeds of such Receivables and Insurance Proceeds relating to such Receivables, and all proceeds thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, Trustee, any Investor Holder or any Credit Enhancement Provider of any obligation of Servicer, Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems or insurers.

               Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in the Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to per-fect, and maintain perfection of, the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Trustee on or prior to the Addition Date. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to Trustee, on behalf of the Trust, and each reference in this Assignment to such transfer, assignment, set-over and conveyance shall be construed accordingly. Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such assignment.

               In connection with such assignment, Transferor has indicated in its computer files that Receivables created in connection with the Additional Accounts and designated hereby have been transferred to Trustee, on behalf of the Trust, for the benefit of the Holders.

               The parties intend that if, and to the extent that, such assignment is not deemed to be a sale, Transferor shall be deemed hereunder to have granted to Trustee, on behalf of the Trust, for the benefit of the Investor Holders, a first priority perfected security interest in all of Transferor's right, title and interest in, to and under the Receivables now existing and hereafter created and arising in connection with the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and Recoveries) and all proceeds thereof, that this Assignment shall constitute such a security agreement under applicable law, and that the Transferor Interest shall be deemed to represent Transferor's equity in the collateral granted.

               4. Acceptance by Trustee. Trustee hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Holders of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3 of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Holders. Trustee further acknowledges that, within five Business Days after the execution and delivery of this Assignment, Transferor will deliver to Trustee the Account Schedule or printed list described in Section 2 of this Assignment.

               5.  Representations and Warranties of Transferor.
          Transferor hereby represents and warrants to Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

                    (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                    (b) Eligibility of Accounts and Receivables. Each
               Additional Account designated hereby is an Eligible Account, and each Receivable in such Additional Account is an Eligible Receivable;

                    (c) Selection Procedures. No selection procedures believed by Transferor to be materially adverse to the interests of the Investor Holders were utilized in selecting the Additional Accounts from the Bank
               Portfolio;

                    (d) Insolvency. As of the Addition Date, Transferor is not insolvent.

                    (e) Pay Out Event. Transferor reasonably believes that the transfer of the Receivables arising in the Additional Accounts will not cause a Pay Out Event to occur with respect to any Series;

                    (f) Security Interest. This Assignment constitutes either (x) a valid transfer and assignment to Trustee, on behalf of the Trust, of all right, title and interest of Transferor in and to the Receivables existing at the close of business on the Addition Date and thereafter created in the Additional Accounts, and all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and Recoveries), all proceeds of such Receivables and Insurance Proceeds relating to such Receivables and all proceeds thereof, all of which will be held by Trustee on behalf of the Trust, free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates, except for (i) Liens permitted under subsection 2.5(b),
               (ii) the interest of Transferor as Holder of the Transferor Certificate and (iii) Transferor's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Excess Funding Account and any Series Account as provided in the Agreement and any related Supplement or (y) a grant of a security interest in such property to Trustee, for the benefit of the Investor Holders, which is enforceable with respect to then existing Receivables in the Additional Accounts, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on the Addition Date, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon such creation; and (z) if the Assignment constitutes the grant of a security interest to Trustee in such property, upon the filing of a financing statement as described in
               Section 2.1 of the Agreement with respect to the Additional Accounts and in the case of the Receivables thereafter created in the Additional Accounts and the proceeds thereof, and Insurance Proceeds and Recoveries relating thereto, upon such creation, Trustee shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of Louisiana), except for Liens permitted under subsection 2.5(b) of the Agreement;

                    (g) No Conflict. The execution and delivery by
               Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the ful-fillment of the terms hereof applicable to Transferor, will not conflict with or violate any Requirements of Law applicable to Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Transferor is a party or by which it or its properties are bound;

                    (h) No Proceedings. There are no proceedings or
               investigations pending or, to the best knowledge of Transferor, threatened against Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal, or applicable state income or franchise tax systems; and

                    (i) All Consents. All authorizations, consents,
               orders or approvals or other actions of any Person or of any court or other governmental authority required to be obtained by Transferor in connection with the execution and delivery of this Assignment by Transferor and the performance of the transactions contemplated by this Assignment by Transferor, have been obtained.

               6. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and con-firmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instru-ment.

               7. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

               8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

                             FIRST NATIONAL BANK OF COMMERCE,
                                 Transferor and Servicer


                             By:____________________________________
                             Name:
                             Title:


                             _______________________________________,
                             Trustee


                             By:____________________________________
                             Name:
                             Title:

                                                   EXHIBIT C

                   FORM OF MONTHLY SERVICER'S CERTIFICATE
                   --------------------------------------
                      FIRST NATIONAL BANK OF COMMERCE

                         __________________________

             First NBC Credit Card Master Trust, Series ______

                         __________________________

                  For the _____________ Determination Date

                     For the ___________ Monthly Period

               The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer pursuant to the Pooling and Servicing Agreement dated as of ____________ __, 1997 (the "Pooling and Servicing Agreement") by and between First National Bank of Commerce and _______________________, as Trustee, does hereby certify as follows:

                    1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

                    2. First National Bank of Commerce is Servicer under the Pooling and Servicing Agreement.

                    3.  The undersigned is a Servicing Officer.

                    4. The date of this Certificate is _____________, 199__ which is a Determination Date under the Pooling and Servicing Agreement.

                    5. The aggregate amount of Collections processed during the preceding Monthly Period (equal to 5(a) plus 5(b)) was equal to $________.

                         (a)  The aggregate amount of Collections of
                    Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of
                    Finance Charge Receivables") was equal to $__________.

                         (b)  The aggregate amount of Collections of
                    Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was equal to $________.

                    6. The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was equal to $__________.

                    7. Attached hereto is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

                    8. To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                        [If applicable, insert "None".]

                    9. The amount, if any, by which the sum of the balance of the Excess Funding Account and the aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $_________.

                    10. The amount, if any, of the drawing request required to be made by Trustee on the Servicer Letter of Credit pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is equal to $____________.

               IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this _____ day of ____________,
          _____.

                                   FIRST NATIONAL BANK OF
                                     COMMERCE,  Servicer


                                   By:___________________________
                                   Name:
                                   Title:

                                           Schedule __ to Monthly
                                           Servicer's Certificate
                                           -----------------------


                      FIRST NATIONAL BANK OF COMMERCE

                         __________________________

             First NBC Credit Card Master Trust, Series ______

                         __________________________

                  For the _____________ Determination Date

                     For the ___________ Monthly Period


                                 [TO COME]

                                                        EXHIBIT D



                   FORM OF ANNUAL SERVICER'S CERTIFICATE
                   -------------------------------------

                     (To be delivered on or before each
                  March 31 beginning with March 31, 1998,
                 pursuant to Section 3.5 of the Pooling and
                   Servicing Agreement referred to below)

                      FIRST NATIONAL BANK OF COMMERCE

                     FIRST NBC CREDIT CARD MASTER TRUST

               The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer ("First NBC"), pursuant to the Pooling and Servicing Agreement dated as of _______________ __, 1997 (as may be amended and supplemented from time to time, the "Agreement"), among First NBC, as Transferor and Servicer, and _____________________, as Trustee, does hereby certify that:

               1. First NBC is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

               2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

               3. A review of the activities of Servicer during the fiscal year ended __________, ____, and of its performance under the Agreement was conducted under my supervision.

               4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5.

               5. The following is a description of each default in the performance of Servicer's obligations under the provisions of the Agreement known to me to have been made by Servicer during the fiscal year ended ___________, _____, which sets forth in detail (i) the nature of each such default, (ii) the action taken by Servicer, if any, to remedy each such default and
          (iii) the current status of each such default: [if applicable, insert "None."]

               IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ______ day of ____________, 19___.


                                 FIRST NATIONAL BANK OF
                                   COMMERCE, Servicer



                                 By ________________________
                                      Name:
                                      Title:

                                                   EXHIBIT E


                  FORM OF OPINION OF COUNSEL WITH RESPECT
                     TO ADDITION OF ADDITIONAL ACCOUNTS
                     ----------------------------------

                       (Provisions to be included in
                          Opinion of Counsel to be
                           delivered pursuant to
                         Section 2.6(d)(vi) of the
                      Pooling and Servicing Agreement)

               The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions.

               1. The Receivables arising in such Additional Accounts constitute accounts, general intangibles or chattel paper.

               2. The Pooling and Servicing Agreement creates in favor of Trustee, on behalf of the Trust, for the benefit of the Investor Holders, a security interest in Transferor's rights in the Receivables in such Additional Accounts and the proceeds thereof.

               3. The security interest described in paragraph 2 is perfected and of first priority under the UCC.

               4. No further filings or actions are required under the UCC prior to ______________, _______ in order to maintain the perfection and priority of the security interest created by the Pooling and Servicing Agreement in favor of Trustee, on behalf of the Trust, in Transferor's rights in the Receivables in such Additional Accounts and the proceeds thereof.

                                                   EXHIBIT F


                     FORM OF ANNUAL OPINION OF COUNSEL
                     ---------------------------------

               The opinion set forth below, which is to be delivered pursuant to subsection 13.2(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel delivered on the Initial Closing Date with respect to similar matters.

               No filing or other action, other than such filing or action described in such opinion, is necessary from the date of such opinion through March 31 of the following year to continue the perfected status of the interest of Trustee, on behalf of the Trust, in the collateral described in the financing statements referred to in such opinion.

                                          EXHIBIT G



                    FORM OF REASSIGNMENT OF RECEIVABLES
                    -----------------------------------

                      (As required by Section 2.7 of
                    the Pooling and Servicing Agreement)

               REASSIGNMENT No. _______ OF RECEIVABLES dated as of _________, ____ *<F10> by and among FIRST NATIONAL BANK OF COMMERCE, a national banking association, as Transferor ("Transferor") and Servicer ("Servicer"), and ___________________, [a [_____________] banking corporation]
          ("Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

                                WITNESSETH:

               WHEREAS, Transferor, Servicer and Trustee are parties to the Pooling and Servicing Agreement dated as of ______________ __, 1997 (as may be amended and supplemented from time to time, the "Agreement");

               WHEREAS, pursuant to the Agreement, Transferor wishes to remove from the Trust all Receivables in certain designated Accounts (the "Removed Accounts") and to cause Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to Transferor; and

               WHEREAS, Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

               NOW, THEREFORE, Transferor, Servicer and Trustee hereby agree as follows:

               1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "Removal Date" means, with respect to the Removed Accounts designated hereby, ____________, _____.

          -----------------------------
          <F10>
          *  To be dated as of the Removal Date.</F10>


               "Removal Notice Date" means, with respect to the Removed Accounts, ___________, ___.

               2. Designation of Removed Accounts. On or before the date that is ten Business Days after the Removal Date, Transferor will deliver to Trustee a computer file or microfiche list containing an accurate list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made part of the Agreement.

               3. Conveyance of Receivables. (a) Trustee does hereby transfer, assign, set over and otherwise convey, without recourse, to Transferor, on and after the Removal Date, all right, title and interest of Trustee, on behalf of the Trust, in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and Recoveries), all proceeds of such Receivables and Insurance Proceeds relating to such Receivables, and all proceeds thereof.

               (b) In connection with such transfer, Trustee agrees to execute and deliver to Transferor on or prior to the date this Reassignment is delivered, applicable termination statements with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the pro-ceeds thereof evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

               4. Representations and Warranties of Transferor.
          Transferor hereby represents and warrants to Trustee, on behalf of the Trust, as of the Removal Date:

                    (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                    (b) Pay Out Event, Minimum Transferor Interest, Minimum Aggregate Principal Receivables, Series Payments. Transferor reasonably believes that the removal of the Receivables in the Removed Accounts will not (A) cause a Pay Out Event to occur with respect to any Series (provided that for purposes of this subsection 4(b)(A), the Receivables in the Removed Accounts shall be considered to have been removed as of the Removal Date),
               (B) cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Interest, (C) cause the aggregate amount of Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or (D) result in the failure to make any payment specified in the related Supplement with respect to any Series;

                    (c) Selection Procedure. No selection procedures believed by Transferor to be materially adverse to the interests of the Holders of any Series as of the Removal Date were utilized in selecting the Removed Accounts to be removed from the Trust;

                     (d) Rating Agency Notice; Approval. Each Rating Agency has received notice, on or before the tenth Business Day prior to the Removal Date, of the proposed removal of the Receivables from the Removed Accounts, and the Rating Agency Condition has been satisfied with respect to the removal; and

                     (e) Amount of Principal Receivables. As of the Removal Notice Date, the amount of Principal Receivables of the Removed Accounts does not equal or exceed 5% of the aggregate amount of Principal Receivables on the Removal Date; provided, that if any Series has been paid in full, the Principal Receivables in the Removed Accounts can approximate the Initial Investor Interest of such Series.

               5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

               6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

               7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

                            FIRST NATIONAL BANK OF COMMERCE,
                            Transferor and Servicer


                            By:___________________________________
                            Name:
                            Title:


                            ______________________________________,
                            Trustee


                            By:___________________________________
                            Name:
                            Title:

                                                   EXHIBIT H

                    FORM OF RECONVEYANCE OF RECEIVABLES
                    -----------------------------------

               RECONVEYANCE of RECEIVABLES, dated as of __________ __, 19__, by and between FIRST NATIONAL BANK OF COMMERCE, a national banking association (the "Transferor") and ____________________, [a [___________] banking corporation]
          (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                            W I T N E S S E T H:

               WHEREAS, Transferor and Trustee are parties to the Pooling and Servicing Agreement dated as of ___________ __, 1997 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement") by and among First National Bank of Commerce, as Transferor and Servicer, and Trustee;

               WHEREAS, pursuant to the Pooling and Servicing Agreement, Transferor, as Holder of the Transferor Certificate, wishes to cause Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Holder of the Transferor Certificate pursuant to the terms of Section 12.4 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to Section
          12.1 of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

               WHEREAS, Trustee is willing to reconvey the Receivables subject to the terms and conditions hereof;

                NOW THEREFORE, Transferor and Trustee hereby agree as follows:

               1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "Reconveyance Date" shall mean __________ __, 19__.

               2. Return of Lists of Accounts. Trustee shall deliver to the Holder of the Transferor Certificate, not later than three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Accounts delivered to Trustee pursuant to the terms of the Pooling and Servicing Agreement.

               3. Conveyance of Receivables. (a) Trustee does hereby reconvey to the Holder of the Transferor Certificate, without recourse, representation or warranty, on and after the Reconveyance Date, all right, title and interest of the Trust in and to each and every Receivable now existing and hereafter created in the Accounts, all monies due or to become due with respect thereto (including all accrued interest heretofore posted as Finance Charge Receivables and Recoveries), and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocable to the Trust pursuant to any Supplement, except for amounts, if any, held by Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement.

                     (b) In connection with such transfer, Trustee agrees to execute and deliver on or prior to the date of this Reconveyance, such UCC termination statements or other instruments of transfer and assignment, in each case without recourse, as the Holder of the Transferor Certificate may reasonably request to vest in such Holder all right, title and interest which the Trust had in the Receivables.

               4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               5. GOVERNING LAW. THIS RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              FIRST NATIONAL BANK OF COMMERCE,
                                Transferor and Servicer


                              By_____________________________________
                              Name:
                              Title:


                              _______________________________________,
                              Trustee


                              By_____________________________________
                              Name:
                              Title:

                                                   EXHIBIT I


                        FORM OF AMENDED SECTION 9.2
                        ---------------------------

               SECTION 9.2 Additional Rights Upon the Occurrence of Certain Events. (a) If Transferor shall consent to the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against Transferor (an "Insolvency Event"), Transferor shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Principal Receivables and Discount Option Receivables to the Trust and shall promptly give notice to Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables and Discount Option Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables or Discount Option Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Holders describing the provisions of this Section 9.2 and requesting instructions from such Holders. Unless within 90 days from the day notice pursuant to clause (i) is first published, Trustee shall have received written instructions of Holders of Investor Certificates evidencing more than 50% of the Investor Interest of each Series issued and outstanding (or, if any such Series has two or more Classes, each Class) to the effect that such Holders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables and Discount Option Receivables transferred to the Trust as before such Insolvency Event, Trustee shall sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Trustee may obtain a prior determination for any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

               (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, that Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. Unless Trustee receives written instructions from Investor Holders as provided in subsection (a), on the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Holders of each Series, the Trust shall terminate.

               (c) Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.